BETWEEN

                             [GRAPHIC LOGO OMITTED]

                    INTERNATIONAL ASSOCIATION OF MACHINISTS
                         AND AEROSPACE WORKERS, AFL-CIO
                              DISTRICT LODGE #190

                                      AND


                               BEPEX CORPORATION


                           EFFECTIVE: OCTOBER 1, 1995
                           TERMINATES: APRIL 30, 1999

                               TABLE OF CONTENTS


I              UNION RECOGNITION                                      1
II             GENERAL PURPOSE AND SCOPE OF AGREEMENT                 2
III            MANAGEMENT RIGHTS                                      3
IV             UNION SECURITY AND DUES                                4
V              NO STRIKE, NO LOCK OUT                                 6
VI             NON DISCRIMINATION                                     6
VII            RATES OF PAY AND JOB CLASSIFICATION                    7
VIII           HOURS AND SHIFTS                                       10
IX             SENIORITY                                              14
X              APPRENTICES                                            17
XI             PAY FOR JURY DUTY                                      19
XII            FUNERAL PAY                                            20
XIII           HOLIDAYS                                               20
XIV            VACATIONS                                              24
XV             WORKING CONDITIONS AND SAFETY                          27
XVI            GRIEVANCE PROCEDURE                                    29
XVII           UNION REPRESENTATION                                   33
XVIII          HEALTH, MEDICAL AND DENTAL BENEFITS                    33
XIX            PENSION                                                35
XX             SICK LEAVE SUPPLEMENTING U.C.D. OR WORKER'S
               COMPENSATION INSURANCE                                 38
XXI            PLANT RELOCATION AND SEVERANCE PAY                     38
XXII           BEPEX CORPORATION 401(K)  SAVINGS                      39
XXIII          MISCELLANEOUS SUBJECTS                                 40
XXIV           DURATION OF AGREEMENT                                  42
APPENDIX A     WAGES                                                  44
APPENDIX B     DEFINITION OF JOB CLASSIFICON                          45
APPENDIX C     GROUP INSURANCE, HOSPITALIZATION, MEDICAL & DENTAL     48
APPENDIX D     SICK LEAVE PLAN                                        49
APPENDIX E     TRUST FUND OBLIGATIONS                                 53
XIX            PENSION CONTRACT LANGUAGE                              55
APPENDIX F     COMPANY WORK RULES                                     56
APPENDIX G     SAFETY RULES                                           61
APPENDIX H     SUBSTANCE ABUSE POLICY                                 63

                                   AGREEMENT

                                    BETWEEN

                                 BEPEX CORPORATION

                                      AND

                    PETALUMA LODGE NO. 1596, DISTRICT NO. 190
          INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS
                                     AFL-CIO
                EFFECTIVE:   10/1/95       TERMINATION:  4/30/99
--------------------------------------------------------------------------------



By and between BEPEX CORPORATION, located in Santa Rosa, California, party of the first part, hereinafter referred to as "the Company"; and PETALUMA lodge no. 1596, district no. 190, OF THE INTERNATIONAL ASSOCIATION OF MACHINISTS AND AEROSPACE WORKERS, AFL-CIO, party of the second part, hereinafter referred to as "the Union".

             WITNESSETH: It is hereby mutually agreed as follows --

                                   ARTICLE I

                               UNION RECOGNITION

SECTION 1. COVERAGE

This AGREEMENT shall cover all employees of the Company coming under the jurisdiction of the UNION.


SECTION  2.  RECOGNITION AND JURISDICTION

The COMPANY  recognizes  the UNION as the sole  bargaining  agent for  employees engaged in the making, manufacturing, repairing, dismantling, building, maintaining, constructing, erecting, assembling of all tools and dies, machinery, engines, motors, pumps and all other metal and plastic devices, either driven by hand or power that comes under the jurisdiction of the International Association of Machinists, as defined in its Constitution as of this date, and the operation of all tools, machines, and mechanical devices, and all welding used in connection with such work and such other classifications that may be required to properly perform and complete the work or jobs of employees performing work within the jurisdiction of the UNION. The above jurisdictional claims are to specifically include the experimental and development work on all tools, dies, jigs, fixtures and all heat treating used in connection with such work.


SECTION  3.  SPECIFICALLY EXCLUDED ARE

a) Supervisors and/or foremen who do not use tools of the trade except in a supervisory capacity, and who by working, do not displace any employees covered under this AGREEMENT, and who also are exempt from the wage and hour provisions of the Fair Labor Standards Act of 1938 as amended. It is not intended that the foregoing apply to leadermen, supervisors, ____- as ___ to use the tools of the trade.

b) Clerical and office employees engineering, professional, technical and laboratory personnel, watchmen or guards, gardeners, office janitors and all other employees unless they are covered by an addendum to AGREEMENT. Also students hired for three (3) months or less who do not replace employees covered by this AGREEMENT.


                                   ARTICLE II

                   GENERAL PURPOSE AND SCOPE OF THE AGREEMENT


SECTION 1.

The general purpose of this AGREEMENT is to set forth the hours of work, rates of pay and conditions of work to be observed by the COMPANY and the UNION; and to provide orderly and harmonious procedures between the COMPANY and the UNION; and to secure a prompt and fair disposition of grievances. It is the further purpose of the AGREEMENT to prevent interruption of work and to promote the efficient operation of the business.


SECTION 2.

In recognition of its responsibility as collective bargaining representative of production and maintenance employees employed at its Santa Rosa plant location in the defined unit, the UNION agrees that it will cooperate fully in discouraging absenteeism and tardiness and that it will support COMPANY efforts to: raise the level of employee performance, eliminate waste and inefficiency of working time, material or equipment, or work practices which limit production or quality; improve the quality and productivity in all work, strengthen good will between the COMPANY, the UNION, the employees, the customers and the public, to prevent accidents and promote safety, and to preserve energy. It shall be the responsibility of each employee to apply him/herself diligently and in a manner which provides work which meets acceptable levels of quality and quantity.


SECTION 3.

The parties intend that the provisions of this AGREEMENT shall constitute the entire AGREEMENT between the COMPANY and the UNION. No AGREEMENT, alteration, understanding, variation, waiver or modification of any of the terms, conditions or covenants contained herein shall be binding upon the parties hereto, unless made and executed in writing between the parties and made part of this AGREEMENT. This AGREEMENT supersedes all previous AGREEMENTS including all verbal or written supplemental AGREEMENTS and past AGREEMENTS or practices.


SECTION 4.

Memorandums of Agreement agreed to between the COMPANY and the UNION prior to the effective date of this AGREEMENT, shall be reviewed by both the COMPANY and the UNION prior to the effective date of this AGREEMENT. Only those Memorandums mutually agreed to be included within this AGREEMENT and again signed by the appropriate representatives of the COMPANY and the UNION, shall be part of this AGREEMENT. Such Memorandums of Agreement shall be contained in the Appendix of the AGREEMENT. Should a Memorandum of Agreement be reached between the COMPANY and the UNION during the term of this AGREEMENT, it should be signed to become part of this AGREEMENT. Nothing within this Article II is intended to conflict with Article II, Sections 3 and 4 or to restrict the rights of the parties as stated within this AGREEMENT.


                                    ARTICLE III

                                MANAGEMENT RIGHTS

SECTION 1.

The UNION agrees that, except as expressly and specifically provided to the contrary by the written provisions of this AGREEMENT, the COMPANY shall continue to have and retain the sole and exclusive rights and authority to administer and/or manage its business, operations and affairs, to exclusively direct the working force and the employees covered hereby and, in addition to other functions and responsibilities not specifically mentioned in this AGREEMENT and, therefore, without attempting to list herein all these Management Rights, but prominent among such rights, the right and authority of the COMPANY shall include: The right to lease or sublease; the right to expand, sell, move, establish new operations, transfer and/or terminate all or part of its operations; the right to establish and/or change hours of work including number of hours worked and/or work schedules in accordance with this AGREEMENT; the right to select, hire and layoff employees and/or to determine the size and composition of the COMPANY's work force; the establishment and determination of the required jobs within the plant, eliminate or create new jobs; the determination of the levels of productivity, quality and efficiency; the right to discipline, suspend or discharge employees for cause; the right to change or introduce any new or improved methods, materials, equipment or facilities; the right to schedule the volume or schedule of manufacturing or work; the right to determine the methods, techniques and types of work or service to be performed, not performed, or work or service to be subcontracted; the determination of the products to be made or subcontracted as limited only by the AGREEMENT between the parties; and the right to make and enforce such reasonable rules and regulations as the COMPANY may consider necessary or desirable for the operation of this business. These Management Rights are not all inclusive, but indicate the type of matters which belong to and are inherent to the COMPANY. The COMPANY not exercising rights reserved to it or exercising them in a particular way shall not be deemed a waiver of its rights or of its right to exercise them in some other way.


SECTION 2.


It is expressly understood and agreed that all rights which the COMPANY had prior to the execution of this AGREEMENT, are hereby expressly reserved and retained by the COMPANY and shall continue to be vested solely in the COMPANY.

SECTION 3.

Management recognizes and the UNION agrees that every good organization must have standards of conduct in order to promote efficiency, harmony and safety. Rules and regulations of the COMPANY are based on the thought that each and every one of such rules are necessary and reasonable for the benefit of all of the COMPANY's employees. All employees must comply with the COMPANY's General Rules and Regulations as agreed to between the parties, including safety rules and rules of conduct as published and/or posted as a condition of continued employment.


                                   ARTICLE IV

                            UNION SECURITY AND DUES


SECTION 1.  HIRING OF EMPLOYEES

a) All employees covered by this Agreement shall become and remain members of the UNION as a condition of employment on one of the following dates, whichever is later.

      The 31st calendar day following the beginning of their employment;
      The 31st calendar day following the effective date of this AGREEMENT; or The 61st calendar day following the date of signing this AGREEMENT.

b) The COMPANY shall notify the UNION of all job openings within the bargaining unit covered by this AGREEMENT. The UNION may refer applicants for such openings. In interviewing and hiring for such job openings, the COMPANY will not discriminate against any applicant referred by the UNION.

      The COMPANY will notify the UNION office and Shop Steward of the name, address, classification and the date of hire for each employee hired for a job covered by this BARGAINING AGREEMENT immediately following hiring of such employee.

c) In the application of paragraph (a) above, when the COMPANY is notified by the UNION in writing that an employee has failed to make application and tender the UNION initiation fee or reinstatement fee, or is not a member in good standing by failing to tender the UNION dues, the COMPANY shall, within two (2) working days terminate such employee. Such employee shall not be re-employed by the COMPANY during the life of this AGREEMENT unless the employee becomes a member in good standing in the UNION as defined by law.

d) In exception to the above, the COMPANY may place employees in the factory for future sales, office or engineering force training for a period of three (3) months; however the ratio of one (1) for the shop or two (2) for fifty (50) employees within the bargaining unit, shall not be exceeded except by mutual consent between the COMPANY and the UNION, and these employees shall not replace the employees regularly employed and working. The UNION and the Steward shall be notified in writing a week prior to placing such persons in the shop.

SECTION 2.

The COMPANY agrees to deduct UNION dues from any employee member of the UNION, under conditions conforming to law, upon the employee providing and maintaining a valid written and signed authorization for such deduction. Such authorization shall remain in full force and effect and shall be honored for the duration of this AGREEMENT and thereafter, unless canceled in writing beforehand by the individual. Deductions shall be made and forwarded to the person designated by the UNION as authorized to receive such dues deductions. The UNION will provide the COMPANY written notification of the person to receive dues deductions, the address to which such dues are to be sent, and the amount of such periodic deductions.


SECTION 3. DEDUCTIONS FROM PAY

a) There shall be no deduction from employees' pay covered by this AGREEMENT except as provided in this AGREEMENT or as required and in the manner prescribed by law, or as mutually agreed to by the COMPANY and the UNION and as authorized in writing by an employee.

b) The UNION shall indemnify and save the COMPANY harmless from all claims, suits, judgments, expenses (including attorney's fees and court costs), attachments, and from all other forms of liability as a result of making any deductions in accordance with the foregoing authorization and assignment, and other provisions of this Article IV.

c)    The  COMPANY  obligation  to make such  deductions  as  specified  in this
      Article IV shall terminate automatically on the termination of the employee who signed the authorization or upon the transfer of such employee to another job of the COMPANY not covered by this AGREEMENT.

                                   ARTICLE V

                             NO STRIKE. NO LOCK OUT


SECTION 1.  NO STRIKE - NO LOCKOUT

a) During the term of this AGREEMENT the UNION will not cause a strike or production stoppage of any kind, nor will any employee or employees take part in a strike, in an intentional slow down in the rate of production or in any manner cause interference with or stoppage of the COMPANY's work at or around the COMPANY's premises, provided the COMPANY follows the grievance procedure for which provision is made herein. Likewise, the COMPANY agrees that there shall be no lockouts during the life of this AGREEMENT provided the UNION follows the grievance procedure for which provision is made herein.

b) There shall be no refusal to work on, handle or produce any materials or equipment, or to perform services duly assigned to an employee, because of a labor dispute affecting the vendor or purchaser of said materials or equipment.

c) In the event an employee or group of employees violate the provisions of this Article, he or they shall be deemed to have quit their employment. If such an employee or group of employees are re-employed by the COMPANY, any restoration of benefits shall be by mutual agreement with the UNION.

d) In the event of such a work stoppage, the International Union and the Local Union agree that they will implement the procedure set forth hereafter:

      1)    Publicly declare the strike is unauthorized
      2) Order its members to return to work notwithstanding the existence of a picket line.
      3) In good faith use every reasonable effort to terminate such unauthorized strike.
      4) Refrain from interfering with or challenging in any way, legal-contractual-or otherwise, any disciplinary action which the COMPANY may take against any employee(s) provided that, if any issue of fact exists as to whether or not such employee(s) has engaged in any such prescribed action, such issue can be subject to the grievance and arbitration procedure.


SECTION 2.  MAINTENANCE OF COMPANY'S CONDITIONS

The UNION members agree to exert every reasonable effort to advance the business of their COMPANY.


                                   ARTICLE VI

                               NON-DISCRIMINATION

SECTION 1.

There shall be no discrimination against any member of the UNION by the COMPANY or against the COMPANY signatory to this AGREEMENT by the UNION.


SECTION 2.

The COMPANY and the UNION shall comply with all applicable laws respecting equal employment opportunity. The UNION agrees to cooperate fully with the COMPANY in its efforts to comply with Executive Orders as well as federal, state or local legislation affecting equal employment opportunity.


SECTION 3.

The term(s) "employee" or "employees" or references to male gender whenever used in this AGREEMENT shall include only those employees included in the defined unit, regardless of whether each employee(s) is male or female.


                                  ARTICLE VII

                      RATES OF PAY AND JOB CLASSIFICATIONS

SECTION 1. WAGES

a) Minimum wages for classifications of employees covered by this AGREEMENT are set forth in "Appendix A" which is a part of this AGREEMENT. Premium wage rates over and above the minimum wage rates may or may not be paid by the COMPANY.

b) The COMPANY and the UNION agree that the COMPANY's employees shall perform any and all assigned work within their classification. Should an employee be unable to perform such work due to matters of skill, ability or health, he/she may be transferred to a classification that encompasses such employee's level of competence (skill or ability) or other measures may be taken. Such employee shall receive the rate of pay for such a classification to which he/she is transferred. Should the UNION or employee disagree with such transfer, rate of pay, or measures, the UNION or employee may file a grievance beginning at Step 2 in the Grievance Procedure.

c) Notwithstanding any other provisions of the AGREEMENT, the COMPANY shall retain the sole right to temporarily transfer an employee to perform duties that are within his/her level of competence (skill and ability). When an employee in any of the classifications in the AGREEMENT is temporarily assigned to a higher classification of work, for one (1) hour or less in any one (1) day, he/she shall receive a maximum of one (1) hour's pay at the higher rate. A temporary assignment is defined as an assignment of thirty (30) calendar days or less. Exception will be made for a replacement of an employee on an extended illness or vacation by mutual agreement between the COMPANY and the UNION.

d) An employee who is regularly classified in a higher classification shall not be reduced in rate when temporarily assigned to a lower classification of work, which means thirty (30) calendar days or less. Exceptions to the above general policy occur under both plant-wide and classification seniority where transfer to a lower classification is caused by conditions which could cause a lay-off due to lack of work.


SECTION 2.  DEFINITIONS OF JOB CLASSIFICATIONS

Definitions for Job Classification contained in the wage structure "Appendix A" are set forth in "Appendix B" which is a part of this AGREEMENT.



SECTION 3.  WEEKLY PAY PERIODS

Except where otherwise agreed to between the COMPANY and the UNION, wages shall be paid as follows --

Employees shall be paid weekly. There shall be no unreasonable delay in the payment of wages on pay day.

When pay day falls on a recognized holiday, the day preceding the holiday shall be considered as pay day.

Where pay day is on Friday, employees on second or third shift shall be paid not later than the termination of their shift preceding the Friday day shift.


SECTION 4.  METHOD OF COMPUTING PAY

Employees' pay shall be computed by multiplying the number of hours worked by the applicable rate.

SECTION 5.  NEW CLASSIFICATIONS

The COMPANY retains the sole right to establish new classifications and to assign rates of pay to such new classifications. The UNION may confer with the COMPANY regarding the rate of pay assigned by the COMPANY to such classifications, but such conference shall not delay the implemenentation of the job or the assignment of pay. Should the UNION disagree with the rate of pay assigned such new classification, the UNION may grieve such rate of pay beginning at Step 3 of the Grievance Procedure. Pending final settlement of the dispute concerning the rate of pay for the new classification, the work shall be performed at the rate of pay established by the COMPANY. When a permanent rate of pay is established, it shall become effective on the date the work was first performed in the plant.


SECTION 6.  PAY FOR LEADPERSONS, SET-UP EMPLOYEES, INSTRUCTORS

EXISTING LEADPERSONS (those assigned prior to the ratification of 8/16/78 AGREEMENT):

a) When an employee is specifically assigned to instruct other employees, he shall receive not less than ten percent (10%) above the rate of pay for the highest classification instructed.

b) When an employee is specifically assigned as Leadperson, he shall receive not less than ten percent (10%) above the rate of pay for the highest classification led, or five percent (5%) above his/her own classification rate, whichever is greater. A Leadperson may have the responsibility for direction of personnel, including instruction and assignment of work, and for the set up, adjustment and proper functioning of equipment. This paragraph includes Die Setters and Machine Adjusters if assigned Leadperson responsibilities.

NEW LEADPERSONS (Those assigned subsequent to the ratification of 8/16/78 AGREEMENT).

When an employee is assigned as Leadperson, he shall receive a premium above his/her regular rate of

      $0.50 per hour if assigned on a shift where supervision is present.

      l.00 per hour if assigned on a shift where supervision is not present.


SECTION 7. PAY FOR RECALL AND PROMOTION

A employee shall be recalled from layoff in accordance with his/her seniority and qualifications (skill and ability) to perform the work of the job to which he/she is recalled. Such employee shall receive the rate of pay for such job classification as prescribed in Appendix "A" of the AGREEMENT. An employee promoted to a higher classification shall receive the rate of pay for such job classification.

SECTION 8. PAY FOR BUMPING

When a decrease of forces occurs for any reason requiring layoff of employees in any job classification, the least senior employee, in the job classification affected will be the first to be displaced, provided all the remaining employees can perform the available work at the acceptable level. An employee displaced as a result of such decrease in forces, in lieu of layoff, will be entitled, on the basis of plant wide seniority, and provided he/she has the qualifications, skill and ability to perform the work of the classification, to displace the least senior employee in a lower classification. Once transferred, such employee will receive the rate of pay provided for such lower job classification, as provided in Appendix "A" of this Agreement.



                                  ARTICLE VIII

                                HOURS AND SHIFTS


SECTION 1. STANDARD STRAIGHT TIME HOURS OF WORK

a) Except as provided in Section 5, Call-in Pay, this Article defines the hours of work and shall not be construed as a guarantee of hours of work per day or per week, or of days of work per week.

b) Except as provided in Section 2, Shifts and Shift Differentials, eight (8) hours shall constitute a normal day's work starting at 7:30 a.m. and ending not later than 4:30 p.m., with a lunch period of the employee's time. Forty (40) hours shall constitute a normal week's work, from 7:30 a.m. Monday to 4:30 p.m. Friday. A differential of up to one (1) hour in the starting and ending time may be put into effect by the COMPANY where mutually agreed to between the COMPANY and the majority of the employees.

      The UNION agrees to make exception of one (1) hour in the starting time, set forth above, for a limited number (one to a shop of 2% of total employees) of service employees necessary to prepare for production on a regular shift basis. This is not to include emergency work, and such employees shall not perform production work.

c) In exception to the above at the request of either party, the COMPANY and the UNION shall meet and confer on an addendum covering a work week or work hours that may be required by special conditions by the company. This paragraph (c) shall not be subject to the Grievance Procedure.

SECTION 2.  SHIFTS SHIFT DIFFERENTIALS

a)    FIRST OR REGULAR DAY SHIFT

      A consecutive eight (8) hour period between the hours of 7:30 a.m. and 4:30 p.m., exclusive of lunch period on the employee's time.

b)    WHERE TWO SHIFTS ARE WORKED

      The second shift shall start no later than thirty (30) minutes after the first shirt terminates, and shall consist of eight (8) consecutive hours of work, exclusive of a thirty (30) minute lunch period on the employee's time.

c)    WHERE THREE SHIFTS ARE WORKED


      1) The first shift consist of eight (8) hours worked between 7:30 a.m. and 4:00 p.m. with a thirty (30) minute lunch period on the employee's time.


      2) The second shift will start immediately after the end of the first shift at 4:00 p.m. and end at 12:30 a.m. including a thirty (30) minute lunch period on the employee's time.

      3) The third shift will overlap the second shift and will begin at 11:00 pm. and end at 7:30 am. including a thirty (30) minute lunch period on the employee's time.

      4) By mutual agreement the start and stop time for these three shifts may be revised, but each shift will include eight (8) hours worked with a thirty (30) minute lunch period on the employee's time.

d) Employees assigned to a second shift operation shall be paid the second shift hourly rate for time worked (see Appendix "A")

      Employees on second or third shift shall receive eight (8) hours pay provided they work a full shift.


SECTION 3.  TRANSFER TO ANOTHER SHIFT

a)    Employees transferred from one shift to another shall be given twenty-four
      (24) hours notice or shall be paid overtime for the first shift so worked. Change of shift shall not result in any loss of time to an employee, and when an employee is transferred from one shift to another with the requisite twenty-four (24) hours notice and where the transfer is for more than one shift, no overtime pay shall be required.

      When an employee is transferred from one shift to another, for one shift only, he shall be compensated at overtime rate. in all cases of transfer, the employee affected shall have a minimum rest period of seven (7) hours between shifts or as prescribed by law.

b) Shop Stewards or Acting Shop Stewards shall not be transferred from the shift to which they are assigned while work which they are capable of performing is available.

c) Seniority shall be considered in determining which shift an employee will work. The consideration will be given to each employee once a year.


SECTION 4.  OVERTIME

a)    Overtime be paid as follows:

      DAILY OVERTIME will be paid at the rate of time and one-half for the first two (2) hours. All subsequent hours will be paid at the rate of double time. Saturday overtime will be paid at the rate of time and one half for the first eight (8) hours. All subsequent hours be paid at double time.

      SUNDAY AND HOLIDAY OVERTIME will be paid at the rate of double time.


b) The employee performing the job shall have the first refusal of overtime. For the machine shop, the last person that operates the machine shall have first refusal rights for overtime work.

c) Employees will be notified on Thursday if they are to be assigned Saturday overtime whenever possible.

d)    There shall be no pyramiding of overtime hours or rates of pay.


SECTION 5.  CALL-IN PAY

a) Any employee called and/or reporting for work at the beginning of the shift shall receive either four (4) hours work or four (4) hours pay at the applicable rate, provided he does not leave sooner of his own accord. This includes Saturdays, Sundays and Holidays.

b) Except on Saturdays, Sundays and Holidays, any employee who works more than four (4) hours shall receive either eight (8) hours work or eight (8) hours pay provided he does not leave sooner of his own accord.

c) An Employee shall be deemed as requested to report on his regular shift unless notified by an authorized COMPANY representative prior to his leaving his residence for work on that shift. In the event an employee has been absent for any reason, this section shall not apply unless he has first contacted his Supervisor and is notified when to report for work.

d) The provisions of this Section shall not apply if work is unavailable as a result of causes beyond the control of the COMPANY.


SECTION 6.  CALL-BACK PAY

a) All employee who has left the COMPANY's premises and who is called back to work after the termination of his regular shift shall receive either four
      (4) hours work or four (4) hours pay at the overtime rate

b) An employee shall not be required to stand by for a call back to work after the termination of his regular shift.

c) Any employee called back to perform emergency repair work on machinery or equipment shall be required to perform only the specific emergency repair work on that machinery or equipment for which he was called back, and shall receive a minimum of four (4) hours pay at the applicable overtime rate.


SECTION 7. TRAVEL TIME

All travel taken up in traveling to and from outside  work,  not to exceed eight
(8) hours per day computed from 7:30 a.m. to 7:30 a.m., shall be paid for at straight time, plus actual and necessary expenses, until destination is reached and the employees are required to travel on overtime days, they shall be paid travel time at overtime rates. Appropriate transportation shall be provided or allowed. In the case of air travel, Coach shall be considered first class transportation and shall be provided wherever it is available, Air travel accident insurance shall be provided by the employer.

In no event shall an employee be paid under this provision less than the amount required by the applicable provision or interpretations of the Fair Labor Standards.


SECTION 8.  REST PERIODS

There shall be two (2) ten (10) minute paid rest  periods on each shift of eight
(8) or more hours. The exact time of such rest periods shall be scheduled by the COMPANY. Employees are expected to adhere to the allotted time off for such rest periods.


SECTION 9. INVENTORY

Whenever possible, inventory will be done on weekends.


SECTION 10. WAGE RATES FOR COMPUTING HOLIDAYS AND VACACTIONS

Employees assigned to second or third shift operations shall receive Holiday pay and vacation pay at their shift rate.


SECTION 11.  COMPUTATION OF OVERTIME

Overtime rates shall be computed on the straight-time hourly shift rate of pay.

                                   ARTICLE IX

                                   SENIORITY


SECTION 1.  SENIORITY RULE5

In the absence of written seniority rules agreed to by the COMPANY and the UNION, the following provisions shall apply:

a) An employee shall not attain seniority until he has completed a probationary period of sixty (60) calendar days (plus an added thirty (30) days if there is an attendance or attitude problem) in the employ of the COMPANY, after which time his seniority shall date from his date of hire.

b) All active employees as of March 31, 1977 will maintain seniority over employees on layoff regardless of date of hire.

c)    In event of a reduction in workforce:

      EXISTING EMPLOYEES (those hired prior to the ratification of this 8/l6/78 AGREEMENT)

      (1)   Employees called back after March 31,1977 will be laid off first.

      (2) It is understood that the employee may bump into one of the six (6) classifications established in the AGREEMENT dated May 5, 1977. Further, it is agreed such employees will be paid at wage rates (as adjusted) set forth in "Appendix A -Wages" of the above stipulated AGREEMENT.

      NEW EMPLOYEES (those hired subsequent to the ratification of this 8/16/78 AGREEMENT)

      (1) When a reduction is necessary by job classification, the person with the least classification seniority in the job classification being reduced may exercise his total plant seniority in bumping into a lower job classification which he is able to perform. It is understood that the employee may bump into one of the seven classifications established in this contract dated February 18, 1982. Further, it is agreed such employees will be paid at wage rates (as adjusted) set forth in "Appendix A - Wages" of this AGREEMENT.


d) An employee so reduced in classification due to curtailment of employment shall have the first opportunity to resume his higher classification when his former job is available in line with his seniority.


e) Employees who exercise their option to bump an employee in a lower classification because of seniority must be willing, competent and qualified to perform the work remaining to be done in the classification and willing to take the rate of pay (as provided in Paragraph C (2) above) of the classification to which they are assigned.

f) For reasons other than requirements of the job, the COMPANY may retain an employee without regard to seniority by special arrangement with the UNION prior to layoff.

g) New jobs will be posted on plant bulletin boards for five (5) working days and may be claimed by qualified employees in accordance with the following procedures:

      If such employees successfully bid new jobs they will receive the classification and wage rate (as adjusted) as set forth in "Appendix A - Wages."

h) Shop Stewards or Acting Shop Stewards shall have top seniority while acting in the capacity of Shop Stewards.


SECTION 2. LOSS OF SENIORITY

Continuous service shall be broken and recall right forfeited by --

a) Failure to notify the COMPANY and the UNION of intent to return to work within two (2) working days after the date recall notice is sent to the employee's last address on record with the COMPANY and failure to report to work within five (5) working days after the date recall notice is sent to the employee's last address on record with the COMPANY. (Copy of recall notice to be sent to the Union at the same time it is sent to the employee.)

b) Absence from work for a period equal to an employee's length of continuous service with the COMPANY up to a maximum of eighteen (18) consecutive months, except for substantiated medical leave.

c)    Voluntary quit.

d)    Discharge for cause.

e) Any employee whose total absence or absence for medical leaves accumulates to a period of time in excess of the employee's seniority recall rights, shall lose seniority provided that such seniority right may be extended by mutual agreement between the COMPANY and the UNION and, further that any period of ninety (90) days of active full time employment shall restore full medical leave rights equal to the employee's seniority.


SECTION 3.  NOTICE OF LAYOFF

a) The UNION and the Shop Steward shall be notified as far in advance as possible, but in no event less than one (1) day prior to any layoff.

b) On the date that employees are laid off or terminated, the UNION shall be notified in writing of the names and classifications of all employees laid off or terminated and the date such layoff or termination occurred.

SECTION 4. LEAVES OF ABSENCE

a) In cases of established emergency such as death in the immediate family, the company will grant a leave of absence for a reasonable period of time.

b) In all cases where leaves of absence are granted by the COMPANY to employees covered by this AGREEMENT, the UNION shall be notified in writing of the name of the employee, the effective date and the termination date of the leave of absence. In the event a leave of absence is extended, such extension shall be made in writing to the employee with a copy to the UNION. Any employee who does not return or overstays a leave of absence will be considered to have quit his employment and, if rehired, shall be considered a new employee.

c) Provided it will not interfere with the efficient operation of the plant, the COMPANY, upon written request of the UNION, will grant a leave of absence to an employee for official UNION business, such leave not to exceed six (6) months.


SECTION 5.  RETRENCHMENT IN OPERATIONS

The COMPANY  agrees to cooperate as  practicable  in retaining  regular  working forces. When business conditions of the COMPANY necessitate, the COMPANY will consider the distribution of the remaining work among the work force up to a period of two (2) weeks. If the work reduction will continue for a period longer than two (2) weeks, then the COMPANY will consider the reduction of the work force according to the seniority provisions of this AGREEMENT. Either consideration will be undertaken consistent with efficient operation of the business, and final determination regarding the retrenchment program will rest solely with the COMPANY. The COMPANY will, prior to any retrenchment, however, meet with the UNION to discuss the proposed retrenchment.


SECTION 6.  INFORMATION FURNISHED THE UNION

Within ninety (90) days subsequent to the signing of this AGREEMENT, the COMPANY shall furnish the UNION with a seniority list covering all employees within the bargaining unit listing their names, classifications, and status (Active, Leave of Absence, Layoff, etc.)

When the COMPANY is requested in writing by the UNION, he shall furnish a revised up-to-date seniority list. Such request shall not be made more often than once in any calendar year.


SECTION 7.  PROMOTION OUTSIDE THE BARGAINING UNIT

Except in the case of an employee who becomes a member of another union within the plant, any employee transferred or promoted to a position in the plant which is outside the bargaining unit shall be credited for seniority purposes with his seniority at the time of his promotion out of the bargaining unit, such credit to remain in effect for a period not to exceed two (2) years. However, the employee shall not accrue seniority credit while outside bargaining the unit.



                                   ARTICLE X

                                  APPRENTICES



SECTION 1.  ACCEPTANCE OF STANDARDS

The UNION and the COMPANY agree to follow the Standards established by the Joint Apprenticeship Committee covered by this AGREEMENT. Selection of apprentices shall conform to the principles of Equal Employment Opportunities and Affirmative Action.


SECTION 2.  GRIEVANCE PROCEDURE AVAILABLE

In case a question arises regarding the interpretation or application of the provisions of the standards, it shall first be taken up by the Shop Steward or Shop Stewards with the authorized representative of the COMPANY. If no decision is rendered within five (5) working days, the question shall be referred immediately to the appropriate Joint Apprenticeship Committee through the UNION in writing.

The Joint Apprenticeship Committee shall review the facts and render a decision which shall be nal and binding on both parties.


SECTION 3.  LENGTH OF APPRENTICESHIP

The apprenticeship training period shall conform to the appropriate Joint Apprenticeship Standards.


SECTION 4.  TERMINATION OF APPRENTICES

Following the probationary period set forth in the appropriate Joint Apprenticeship Standards, no apprentice shall be laid off or be permitted to leave his employment without the approval of the Joint Apprenticeship Committee provided, however, that nothing in this Section shall prevent a COMPANY form discharging an apprentice for just cause. Any discharge shall be reported immediately to the appropriate Joint Apprenticeship Committee. Should the Joint Apprenticeship Committee or the UNION desire to appeal this discharge, it shall be appealed to Step 3 of Article XVI - Grievance Procedure, within three (3) working days following the date the secretary of the appropriate Joint Apprenticeship Committee receives the report of the discharge.

SECTION 5.  PAY FOR APPRENTICES

The apprentice rate shall be computed on a percentage basis on the Journeyman's rate for the craft to which the apprentice is indentured, as follows:

                Machinists:                              Welders:
                -----------                              --------
     1st period - - - - - -  68%      Probationary Period - - - - - - -  500  hrs, 68%
     2nd period - - - - - -  71%      1st period - - - - - - - - - - - - 1000 hrs, 71%
     3rd period - - - - - -  74%      2nd period - - - - - - - - - - - - 1000 hrs, 75%
     4th period - - - - - -  77%      3rd period - - - - - - - - - - - - 1000 hrs, 79%
     5th period - - - - - -  80%      4th period - - - - - - - - - - - - 1000 hrs, 83%
     6th period - - - - - -  83%      5th period - - - - - - - - - - - - 1000 hrs, 87%
     7th period - - - - - -  87%      6th period - - - - - - - - - - - - l000 hrs, 91%
     8th period - - - - - -  91%        Thereafter, Journeyman Rate - -           100%


For Machinists and Welders a Period is defined as one-thousand (1000) hours of employment, including school time.


SECTION 6.  RATIO AND RULES


a) There shall be one (1) apprentice allowed for each approved shop, and additional apprentices shall be allowed upon application to and approval from the appropriate Joint Apprenticeship Committee, provided, however, that the total ratio of apprentices to Journeymen shall not exceed one (1) apprentice for each five (5) employed Journeymen members of the UNION involved, except where this requirement may be waived by mutual agreement of the parties.


b) No person shall be employed as an apprentice unless he is properly indentured under California Law.

c) Apprentices shall not be required to work on the third shift. Apprentices may work on the second shift provided that such work shall not interfere with their related instruction.


SECTION 7.  JOURNEYMAN TRAINING

In order to meet the average increased demand for Journeymen, it is recognized that a training program for upgrading semi-skilled people must be developed.

Therefore, it is agreed that Specialist employees of the COMPANY may be trained for a period of twenty-four (24) months to become Journeymen. Trainees are defined as those Specialists who have had at least two (2) years experience in shop work within the scope of their classification of work. As performance indicates, training may be extended by mutual agreement of both parties. The COMPANY shall consider the following in selecting employees as trainees or indentured apprentices.

      Performance shall be of first consideration, and when equal, seniority will then be of first consideration.

      Persons selected must be willing, competent and qualified to progress to Journeymen classification.

There all be at least one (1) trainee or indentured apprentice trained when the COMPANY has ten (10) or more Journeymen in any single Journeyman classification. Additional trainees or indentured apprentices may be trained but in no event shall the ratio of trainees or indentured apprentices exceed one (1) trainee or apprentice to five (5) Journeymen actively at work in the classification for which the trainee (or indentured apprentice) is being trained. All trainees (or indentured apprentices) shall serve a probationary period of five hundred (500) hours. Where training is for Machine Shop proper, trainees shall spend the same time in related classrooms as required for apprentices.

The COMPANY shall participate in both of the above training programs as applicable.

The starting rate for a trainee shall be his present classification rate of pay as provided for in the collective bargaining agreement, with subsequent increase as follows:

1/4 of the wage differential between Present classification and Journeyman classification base rate each six (6) months worked and Journeyman rate after twenty-four months worked as a trainee.

In exception to the above, no one shall be placed in an apprentice or training program while Journeymen employees are on layoff and subject to recall in their plant.


SENIORITY FOR TRAINED EMPLOYEES

An indentured apprentice or a graduate of an equivalent journeymen training program (including Maintenance classifications), shall be granted seniority as a Journeymen equal to his length of continuous service IN A TRAINING PROGRAM with the COMPANY after completing training up to a maximum of four (4) years.



                                   ARTICLE XI

                                PAY FOR JURY DUTY


SECTION 1.

Where an employee is unable to report for work on his regular shift by reason of Jury Service, (called for examination for Jury Duty or serving on Jury Duty by being impaneled in a jury box and actively serving as a juror) he will, upon furnishing written proof of such service, be paid the difference between the jury pay and the amount he would have been paid on his regular shift pay lost under the qualifications set forth below:



a) When employee is called for Jury Duty for 1st time, he must review with Foreman and COMPANY may request employee to request extension based on production load.


b) Day shift employees called for Jury Duty or examination and excused by the court prior to 12:00 noon shall return to work for the balance of their day shift and shall be paid the difference between the jury pay or examination pay, if any, and their straight-time pay lost.

c) Night or swing shift employees called for Jury Duty or examination and excused by the court prior to noon shall report for their regular night shift or swing shift work and shall not be eligible for any jury pay under this Section.

d) Night shift or swing shift employees (except as provided in Paragraph b) above) shall not be required to work on Jury Duty in the daytime and work night shift or swing shift on the same calendar day, but shall receive the difference between their jury pay and their regular shift pay lost.

e) Employees will present proof of service, including the time served and amount of pay received.

f) Article XI, Section 1, Pay for Jury Duty, shall not apply in any case where an employee voluntarily seeks Jury Duty.



                                   ARTICLE XII

                                   FUNERAL PAY


SECTION 1.  FUNERAL LEAVE OF ABSENCE


There shall be three (3) days allowed off for a death in the employee's immediate family, consisting of the following relationships: spouse, child, mother, father, brother, sister, mother-in-law and father-in-law. At the request of the COMPANY, the employee shall furnish a death certificate and proof of relationship. This provision would not apply if death occurs during employee's paid vacation or while employee is on leave of absence, layoff or sick leave.

Such time off shall be paid for by the COMPANY at the employee's shift rate of pay for eight (8) hours per day. Time paid for funeral leave will not be considered as time worked.


                                  ARTICLE XIII

                                    HOLIDAYS


SECTION 1.  RECOGNIZED HOLIDAYS

There shall be ten (10) paid holidays during the contract year.

                                  MEMORIAL DAY
                                INDEPENDENCE DAY

                               *Floating Holiday
                                   Labor Day
                                Thanksgiving Day
                             Day after Thanksgiving
                                   Christmas
                              Day after Christmas
                                 New Year's Day
                             Washington's Birthday



* The Floating Holiday may be taken by individual employees at a time scheduled and approved by the COMPANY at least thirty (30) days in advance. The scheduling of such holiday will be approved only at times that do not impair the efficient operations of the Company. New employees must be employed for 3 months prior to qualify for Floating Holiday.

Holidays may be rearranged by mutual agreement between the COMPANY and a majority of its employees.

SECTION 2.  QUALIFYING CONDITIONS

Each employee shall receive eight (8) times the shift rate of pay for the above holidays provided:

a) The employee has been in the employ of the COMPANY for twenty-one (21) days worked preceding the day on which the holiday is observed.

b) The employee worked the last regularly-scheduled work day prior to and the next regularly-scheduled work day immediately following the holiday. If the employee worked some time during the two (2) calendar weeks preceding the week in which the holiday occurred, he will receive pay notwithstanding absence on the last full work day prior to or the next full work day following where such absence was due to:

      1) Industrial accident; (on-duty injury while at work for Bepex Corporation occurring within two calendar weeks prior to the date the holiday is to be observed).

      2) Bona fide illness substantiated by a doctors certificate that proves the employee's illness.

      3) A temporary layoff which extends ten (10) working days or less after the day on which the holiday occurred; or

      4)     Absence approved by the COMPANY.

c) Where an employee works at two or more classifications during a week in which a paid holiday occurs, he shall be paid for such holiday, provided he qualifies under the provisions of this Article, at the rate for the classification in which he worked fifty percent (50%) or more of his time during the work week in which the holiday occurs.

d) Should an employee be tardy the day before or the day after a paid holiday, for a period of up to the first (2) hours of the scheduled start of his/her shift, such employee shall receive holiday pay as prescribed. This is not to say that the COMPANY automatically allows or excuses a two
      (2) hour tardiness during the holiday period or at any other time. tardiness becomes part of the employee's attendance record and thus disciplinary action may result from the tardiness.

SECTION 3.  HOLIDAY ON SATURDAY AND SUNDAY

If a holiday set forth above falls on Saturday, the preceding Friday shall be observed as the holiday; if a holiday set forth above falls on a Sunday and is observed by the Nation on the following Monday, said holiday will be paid for under the conditions contained in this Article, except as previously agreed in
Section 1.


SECTION 4. HOLIDAY DURING VACATION

When one of the paid holiday occurs within an employee's vacation period, he shall be required to take an additional day's vacation and he shall receive holiday pay as provided in this Section, in addition to his vacation pay, provided he works the last scheduled work day prior to and the regularly scheduled work day following his vacation period as required in Section 2 of this Article. The exceptions in Section 2(b) above, shall also apply to this Section.


SECTION 5.  PAY FOR WORK ON A HOLIDAY

Employees who qualify for holiday pay in accordance with Section 2, above, shall receive double time in addition to the holiday pay for work performed on any of the recognized holidays.


SECTION 6.  THE DAY BEFORE CHRISTMAS AND NEW YEAR'S

The following shall apply only to the day preceding Christmas and the day preceding New Year's Day:

When more than one (1) shift is regularly scheduled, the shift hours may be rearranged to permit second and third shift employees to celebrate Christmas Eve and New Year's Eve. Such rearrangements shall not constitute a transfer of shift.


SECTION 7.  OTHER COMPENSATION

Holiday pay shall not be provided when an employee is receiving other forms of compensation as may be provided in the AGREEMENT, or provided by law, except as stipulated within this AGREEMENT.


SECTION 8.  PERFECT ATTENDANCE AWARD

An award equal to one (1) day's pay or one day paid absence, will be given to everyone who achieves perfect attendance during the contract year. Perfect attendance is defined as missing one (1) day's work.

Absences NOT counted against employees:

      1)     Absence from work up to two hours.
      2)     Vacation and holidays.
      3) Lay-off or retrenchment (people laid off and return to work by end of contract year).

      4)     Call-in  vacation can be used per Article XII,  Section 4.
      5)     Time off is by mutual agreement (company initiated).
      6)     The day an industrial accident takes place.
      7)     Funeral leave.


                                  ARTICLE XIV

                                    VACATIONS


SECTION 1. QUALIFYING PERIOD

The COMPANY shall adhere to the principle of paid vacations each year as follows:

Employees who have completed thirty (30) calendar days with the COMPANY as of April 30th shall be granted a vacation in the period from Memorial Day to April 30th of the following year provided, however, that where production problems necessitate shutting down the entire plant or part thereof at one time, the vacation period for such plant shutdowns shall be limited to school vacation period, namely, Memorial Day through Labor Day.


SECTION 2. LENGTH OF VACATION AND VACATION PAY

The length of vacation and the corresponding amount of vacation pay for each employee shall be determined as follows --

a) Total all hours worked during the preceding year ending April 30th, including the following --

      1) Employees who work a full shift on second or third shift shall be credited with eight (8) hours worked in computing vacation hours. Where they work less than a full shift, they shall be credited only with hours worked.

      2) Vacation time paid for, holidays paid for and jury duty paid for shall be computed as time worked.

      3) Where either U.C.D. or Industrial Compensation payments are made for working days lost due to Sickness, Non-Industrial Accident or Industrial Accident, such days lost shall be considered as days worked for purposes of computing length of vacation and vacation pay up to the following amounts: Sickness or Non-Industrial Accident 65 work days (520 hours); Industrial Accident 130 working days (1040 hours). The employee must provide the required information to the COMPANY on or before May 15 of the vacation year in order to receive vacation credit for the time accumulated under the provisions of this paragraph.

            The COMPANY shall have available for the employee the proper forms for filing the required information sixty (60) days prior to May 15. Where the employee is unable to file due to disability, he shall have the opportunity to file after his return to work.

b) Effective February 18, 1982, determine proper percentage figures for computing vacations from employee length of service as follows --

      Less than one (1) year 2%
      One (1) year but less than eight (8) years 4%
      Eight (8) years but less than fifteen (15) years 6%
      Fifteen (15) years and over 8%

c) Determine Vacation hours by multiplying proper vacation percentage figure obtained in Paragraph (b) above, by total hours worked as figured in Paragraph (a) above.

d) Employees whose 8th and 15th years fall after 4/30, but prior to October 31, will have hours calculated by 5% and 7% respectively. Vacation pay will be calculated at rate employee is making at time of vacation.

e) Determine number of vacation days off by dividing eight (8) into hours earned as figured in Paragraph (c) above. When an employees credit for vacation time off results in a fractional day of four (4) hours or less, the employee shall be paid vacation pay in lieu of time off. When the fractional day is over four (4) hours, the employee shall be required to take the day off. Should the length of vacation corresponding with the amount of vacation pay be computed to a fractional week of three (3) days or more, upon prior arrangement with the COMPANY, the employee shall have the option of rounding out his time off to an even number of weeks. Such additional time off shall be at the employee's own expense.

f) As of April 30th each year, determine vacation pay by multiplying vacation hours earned as determined in Paragraph (c) above, by the shift rate of pay in effect in the payroll period immediately preceding April 30th, provided, however, that employees shall be paid their vacation pay at the time they take heir vacations. Where an employee works two or more classifications during the payroll period immediately preceding April 30th, the rate to be used in determining vacation pay shall be the rate of the classification for which the employee was paid fifty percent (50%) or more of his time during the payroll period immediateLy preceding April 30th. From any vacation payment there must be deducted federal or state taxes as required by law.

g) Employees temporarily assigned to another shift (a temporary assignment is defined as thirty (30) working days or less) immediately prior to April 30th shall receive their normal shift rate of pay for the purpose of computing vacation pay.

SECTION 3.  VACATION NOT ACCUMULATIVE

Neither vacations nor vacation pay will be accumulative from year to year, and no employee shall accept vacation payment in lieu of time off, except as provided in Section (d) above, or as mutually agreed upon between the COMPANY, employee and the UNION.


SECTION 4.  SCHEDULING OF VACATIONS

Where it does not interfere with the efficient operation of the COMPANY's business, the COMPANY will cooperate with the individual preference of senior employees in scheduling vacations.

When production problems necessitate shutting down the entire plant or a part thereof at one time, the COMPANY, where possible, will provide work for employees who desire to work and who have not earned a full vacation.

The COMPANY shall notify the employees as far in advance as possible, but in no event less than thirty (30) days prior to said closing.

Employees may use up to one week of vacation each year to be applied to unexpected, unpaid absences, to be taken in increments of one full day not to exceed more than one (1) absence of three (3) days in any thirty (30) day period, provided they notify the COMPANY no later than the first day of the absence.

Vacations shall be taken at times approved and scheduled in advance. The COMPANY will use reasonable efforts to permit employees to select the vacation on the basis of their length of service with the COMPANY, insofar as operating conditions permit and provided that the orderly and efficient operations of the COMPANY are not impaired. First priority will be given to employees who request vacation prior to May 15 each year. By May 15 each year, each employee shall notify the COMPANY in writing of the vacation times requested during the following "VACATION" year (April 30 to April 30). In any event, employees are encouraged to provide the COMPANY a minimum of four (4) weeks advance notice of their request for vacation. Insofar as protocol, such requested vacation will be granted at times requested by the employee, provided it does not impair operating efficiency and the COMPANY's needs.


SECTION 5.  VACATION PAY AS SEVERANCE PAY

a) Except as provided below, each employee upon termination shall receive any vacation earned but not received since date of hire including pay based on hours worked after April 30th. If employment is terminated for any reason within two (2) months from date of hire, no vacation or termination pay will be due.

b) In the case of layoff or discharge, where the number of days for severance pay due an employee would extend to or through any of the paid holidays set forth in Article XIII, such paid holiday shall be added to the pay due the employee laid off or discharged. The provisions of this paragraph shall not apply in case of voluntary quit or in any case where the employee who is off the payroll by reason of sickness, injury or leave of absence requests payment of vacations pay.

SECTION 6.  EMPLOYEES' VACATION OPTION

Employees with two (2) years seniority or more who have a scheduled vacation period agreed to by COMPANY who become subject to layoff prior to said vacation period may take the option of taking earned vacation pay at time of layoff or leaving it with the COMPANY to be paid to them at the time of scheduled vacations.

In all other cases employees shall be paid all earned vacations at time of layoff.


                                   ARTICLE XV

                         WORKING CONDITIONS AND SAFETY

SECTION 1.  INDUSTRIAL ACCIDENTS

When an employee is injured so seriously as to require that he be excused from work by an authorized representative of management, he shall be paid for the balance of the shift on which the industrial injury occurred.

When, after the employee returns to work, there is a bona fide recurrence of the injury on the job and an authorized representative of management, acting on the recommendation of a doctor, excuses the employee from work, he shall be paid for the balance of the shift.

Employees who are working after having compensable injury or illness and who are required to take time off during a regular working day to receive medical treatment for such compensable injury or illness shall be paid their regular hourly rate of pay for such time off.


SECTION 2.  SAFETY  RULES

In the interest of maintaining high standards of safety, and to minimize industrial accidents and illness, the following is agreed --

a) The COMPANY will comply with all State and Federal safety and sanitary laws. Suitable washrooms shall be maintained and kept in clean and sanitary condition. Employees shall maintain lockers in a clean and sanitary condition. The UNION shall cooperate with the COMPANY to promote safe and sanitary work conditions and to eliminate any real safety hazards. Employees shall be responsible for knowing and observing all the COMPANY's published/posted safety rules.

b) Adequate safety devices shall be provided by the COMPANY, and when such devices are furnished, it shall be mandatory for employees to use them.

c) No employee shall be discharged or disciplined for refusing to work on a job if his refusal is based upon the valid claim that said job is not safe, or might unduly endanger his health, until it has been determined that the job is, or has been, made safe or will not unduly endanger his/her health.

d) No employee shall be permitted to work alone in any shop, or in any isolated spots in any shop, which are beyond the call and observation of other persons.

e) To satisfy the safety program which requires employees to wear safety g1asses, the COMPANY shall provide standard safety frames and non-prescription lenses, and it is mandatory that the employee wear them provided that the condition of his eyes is such that he does not require prescription glasses.

When an employee requires prescription glasses, he/she shall provide the prescription that the COMPANY will pay one-half the cost of the standard safety frames and the safety lenses ground to his prescription up to 535 per year. Replacement of safety lenses shall not exceed one pair per calendar year. The full cost of replacement of frames and lenses due to work accidents shall be borne by the COMPANY. All lenses shall comply with the American National
Standard  requirements  stipulated  by the  Occupational  Safety  and Health Act
(OSHA) requirements. No phototropic (photogrey) lens shall be approved for use as a COMPANY-approved safety lens for reimbursement or on-the-job use.

f) Employees who operate cranes shall be fully instructed in the safe operation of the equipment.

g)    Heat and ventilation shall be provided where practical.

h) Employees required to perform welding shall be furnished colored glasses for welders' hoods and goggles by the COMPANY.


SECTION 3.  MEDICAL EXAMINATION

Prospective employees may be required to take a physical examination before being employed and placed on the payroll.

At any time following the hiring of any employee, the COMPANY may require the employee to take a physical examination. The intention here is to avoid having employees on jobs which might jeopardize their health or the safety and health of others. Should the physical examination disclose such conditions, the COMPANY will make every effort to assign the employee to other work in his classification and within his capability. When such other work is not available, the employee may be removed from the payroll and the cases taken up with the Business Representative of the UNION. If no agreement is reached within five (5) working days, the matter may be referred to the Grievance Procedure.

When available to the COMPANY, a copy of the physical report will immediately be furnished to the employee.

Cost of physical examinations shall be paid by the COMPANY.

SECTION 4.

The COMPANY and UNION will encourage employees to work in a safe mariner and to use or wear safety equipment or apparel as required and will cooperate to see that employees properly use and care for such equipment or apparel. Each employee shall exercise proper care of the equipment or apparel to be used during working hours, including storing and maintenance and shall be held strictly accountable for them.

SECTION 5.

No employee may leave COMPANY property during his/her scheduled work hours (exclusive of the unpaid lunch period) without the express permission of an appropriate COMPANY representative.

SECTION 6.

Each employee is expected to maintain an acceptable attendance record and to report to work on time.

SECTION 7.

Each employee, while actually employed or while on layoff or leave of absence, shall be obligated to keep the COMPANY advised of his/her most current address and telephone number and other information as may legally be required for confidential COMPANY personnel records. An employee's failure to provide such information or to keep it current, absolves the COMPANY of any of its obligations under this AGREEMENT which may be affected by the lack of such information.


                                  ARTICLE XVI

                              GRIEVANCE PROCEDURE

SECTION 1.  GRIEVANCE DEFINED

a) A grievance is defined as a condition that exists as a result of an unsatisfactory adjustment or failure to adjust a claim or dispute by an employee or employees, the Steward or Stewards or the UNION concerning rates of pay, hours or working conditions set forth herein, or the interpretation or application of the AGREEMENT arising during the term of this AGREEMENT. All grievances shall be processed in accordance with the following procedure and without resorting to a strike, slowdown, lockout or any other action or conduct that prevents normal continuation of work, a violation of Article V, NO STRIKE, NO LOCKOUTS.


SECTION 2.  GRIEVANCE  PROCEDURE

STEP 1. ORAL PROCEDURE - No matter shall be considered a grievance until it is first taken up orally by the employee and/or Shop Steward with the immediate foreman or supervisor who will attempt to settle the matter. If the alleged grievance is not settled it shall be reduced to writing and processed directly into Step 2 at which time it is considered an official grievance and subject to the time limits set forth herein.

STEP 2. STEWARD AND FORMAN - (Written Grievance) The Shop Steward shall take up the grievance with the immediate foreman or supervisor who will attempt to adjust the grievance and the

COMPANY will render a decision in writing within two (2) working days from the time of its presentation to him. When an unsatisfactory answer is received, the grievance may be referred to Step 3 in writing.

STEP 3. BUSINESS REPRESENTATIVE AND MANAGEMENT - The Business Representative or authorized UNION Representative(s) (not a Shop Steward) and an authorized representative(s) of the COMPANY shall meet within three (3) working days. The COMPANY shall render an answer in writing within five (5) working days after such meetings. When an unsatisfactory answer is received or if the grievance is unanswered within the above time limit, the grievance may be referred by the UNION either directly to Arbitration, Step 5, or by mutual agreement between the parties to a Grievance Review Committee as set forth in Step 4. The decision for either arbitration or submission to the Grievance Review Committee must be made in writing within five (5) working days.

STEP 4. GRIEVANCE REVIEW COMMITTEE - There shall be a committee known as the Grievance Review Committee composed of two (2) COMPANY representatives and two
(2) UNION representatives. It is understood that no UNION representative or COMPANY representative shall have been directly or indirectly participants in the previous steps.

The Committee shall meet at a mutually agreeable time and place. The Grievance Committee shall review the cases presented to it, investigate the circumstances and facts, hear testimony and question witnesses. The decision of the majority of the Grievance Review Committee shall be final and binding on the COMPANY and the UNION, such decision shall be within the scope and terms of this AGREEMENT but shall not add to, subtract from, alter, or change the scope and terms. The decision shall be rendered in writing within ten (10) days from the time of presentation to the Grievance Review Committee and shall specify the effective date of the decision.

In the event the Grievance Review Committee cannot reach a majority decision or fails to render a written decision within the above set time limit, the plaintiff may appeal to Step 5, Arbitration. Such appeal shall be made in writing within five (5) working days.


STEP 5.  ARBITRATION

a) In the event a grievance is not settled at Step 3 or by the Grievance Review Committee using the outlined grievance procedure, such grievance may be submitted to arbitration upon written notice by the UNION to the COMPANY within five (5) working days after the COMPANY's Step 3 answer or after the Grievance Review Committee has communicated its decision to the parties. Any submission to arbitration shall specify the issue(s) raised by the grievance including the Article(s) and Section(s) of the AGREEMENT allegedly violated under the provision of Article XI together with the specific award requested to resolve the matter.

b) Within (10) days of the receipt of the written notice of the intent to arbitrate, the COMPANY will meet with the UNION to select a mutually agreeable arbitrator. If the parties are unable to select a mutually agreeable arbitrator, he shall be selected by and under the procedures of the American Arbitration Association, i.e., the Association will submit a list of five arbitrators qualified in the subject at dispute between the parties. The parties will then alternately strike names from the lists. After four (4) names are thus eliminated from the list, the last name remaining will be the duly selected arbitrator.

c) In no event shall more than one grievance be subject to arbitration before the same arbitrator at the same time except by a mutual agreement in writing between the parties. In any instance where the question of arbitrability is raised, the arbitrator shall be directed to review and reply to that issue before any hearing or discussion, review or reply may be directed to the subject grievance by a subsequent arbitrator. No more than one (1) grievance shall be heard by a single arbitrator at one (1) time and/or hearing except by mutual agreement in writing between the parties, except where more than one (1) grievance with identical issued and/or circumstances may be heard by one (1) arbitrator at the same time or hearing. The arbitrator shall be empowered only to interpret the expressed provision(s) of the AGREEMENT as they apply to the particular case at issue and the arbitrator shall have no power or authority to subtract from, alter, amend, or change any term and/or provision of this AGREEMENT including the present wage rates in any way, or impose on any party hereto a limitation or obligation not provided for in this AGREEMENT, including the interpretation of federal or state statues or local ordinance that may be involved in the consideration of the grievance. Further, the arbitrator shall not be empowered, and shall have no authority to base his award on any alleged practice or oral understanding which is not incorporated in writing. The arbitrator may rule on a challenged wage rate of a new, revised or combined job using only those rates already established for comparison.

d) The decision or award of the arbitrator, in writing, on the merits of any grievance within his jurisdiction and authority shall be final and binding upon all the parties of the AGREEMENT.


SECTION 3.  GENERAL RULES

a) The arbitrator's charge shall be borne equally by the COMPANY and the UNION. Each party shall pay the expense of its own representatives and witnesses.

b)    Time limits may be extended by mutual agreement.

c) In the event the UNION, as such, has a grievance, the grievance shall be processed directly into Step 3.

d) Any grievance shall be considered settled in accordance with the last position communicated by the COMPANY or the Grievance Review Committee unless it is referred in writing to the next succeeding step within five
      (5) working days from the date a written decision is given on the grievance.

e) Grievances regarding alleged improper discharge or layoff must be filed within three (3) working days after such discharge or layoff. Other grievances shall be without effect and void unless presented in writing to the lowest applicable step within fifteen (15) days from the date of occurrence or within fifteen (15) days from the date the employee, employees or the UNION first acquire, or by ordinary observation should have acquired, knowledge of the fact or facts upon which the grievance is based. Retroactive pay shall be limited to a maximum of thirty (30) working days except in cases of willful violation of contract the Arbitrator may waive the thirty (30) working day limitation on retroactivity.

f) All awards of back wages shall be limited to the amount of wages the employee would otherwise have earned from his employment with the COMPANY less any unemployment or other compensation for personal services rendered from any source during the period involved in the dispute.

g) At Step 2 and Step 3 and referral to the Grievance Review Committee, the Union's written submission shall specify and identify the specific issue raised by the grievance, including the article(s) and Section(s) of the AGREEMENT allegedly violated, known facts surrounding the matter and the specific remedy sought.

h) All the time limits specified in the grievance (including Grievance Review) and the arbitration procedure shall be jurisdictional and shall be conditions precedent upon which the grievance shall be recognized and processed further. If any and/or all the time limits are not complied with, the COMPANY may rightfully and lawfully refuse to process the grievance further and the grievance shall be considered null and void and end then and there without either the UNION or any allegedly aggrieved employee being entitled to process the matter to a subsequent step or to arbitration, or otherwise. However, by written mutual agreement of both the COMPANY and the UNION, the parties may agree to modify or extend any of the jurisdictional time limitations specified within the Article for any particular grievance.

i) It is understood and agreed that matters relating to Medical, Life, Pensions, Disability Benefits matters other than reasons of non-payment of premiums or other items not expressly covered in this AGREEMENT, shall not be subject to the grievance and/or arbitration procedures provided herein.

                                  ARTICLE XVII

                              UNION REPRESENTATION


SECTION 1.  UNION REPRESENTATION

a) STEWARD PROVIDED FOR - for the purpose of representation within a plant the UNION shall be entitled to a reasonable and adequate number of Stewards, who shall restrict their activities to the handling of grievances and other legitimate UNION business, and in this connection shall be allowed a reasonable amount of time for this purpose.

b) BUSINESS REPRESENTATIVE TO ACT FOR STEWARD - Where for any reason a plant does not have a Steward, UNION members may be represented by a Business Representative of the UNION who may process a grievance in place of a Steward. The UNION will make every reasonable effort to maintain an active Steward with credentials and authority to act as such.

c) ACCESS TO ESTABLISHMENT - Business Representatives of the UNION, for performance of official UNION duties, upon application to the offices of the COMPANY, shall be permitted to enter the premises of the COMPANY during working hours.

      The Business Representative shall not unreasonably interfere with the normal work duties of employees or the operation of the plant.

d) UNION MAY USE BULLETIN BOARD - The UNION shall have the privilege of suitable space on bulletin boards, for posting notices of official UNION business, provided that copies of such notices are delivered to the COMPANY prior to posting.


SECTION 2.

The UNION will supply the COMPANY with a list of Stewards showing the area of their jurisdiction and shift they represent, and the names of Lodge officers.



                                 ARTICLE XVIII

                       HEALTH MEDICAL AND DENTAL BENEFITS


1) The present Group Insurance, Hospitalization, Surgical, Medical and Dental Program (see Appendix "C") shall remain in full force and effect and will continue to be administered by the C.M.T.A. -I.A.M. Joint Health and Welfare Trust, subject to the following conditions:

      a) The three COMPANY Trustees shall be appointed by the California Metal Trade Association.

b) The three UNION Trustees shall be appointed by the Administrative Assistant of District 190 Machine and Manufacturing Division, I.A.M. & A.W.

c)    Expenses in connection  with the operation of the Trust shall be paid from
      the  regular  monthly   contributions   paid  by  the  COMPANIES  who  are
      subscribers to the Trust.

d) The sole obligation of the COMPANY to the Trust shall be to pay a monthly premium necessary to maintain the benefits described in Appendix "C".

      2) Any or all of the benefits provided under this Article XVIII may be provided directly from the Trust Funds, or through an insurance company, or a service organization, or any combination thereof.

      3) The California -IAM Dental Benefit Trust shall be merged into the C.M.T.A. - I.A.M. Joint Health and Welfare Trust effective September 1, 1974 (or earlier if the Trustees of both Trusts so agree), with the latter being the continuing Trust. Eligibility for dental coverage shall be determined in accordance with rules in effect on March 31, 1974, until the merger and thereafter until such time as the Trustees of the continuing Trust deem it advisable to conform such rules (or more closely conform them) to the provisions of paragraph C-6 of Appendix "C".

      4) In the interest of reducing costs, the COMPANY reserves the right to terminate its participation in the C.M.T.A. - I.A.M. Joint Health and Welfare and/or the Cal/I.A.M. Dental Benefit Trust providing it is able to obtain equal or better coverage from another carrier and that it notifies the UNION at least thirty (30) days in advance of the change.

      5) The group Insurance, Hospitalization, Surgical, Medical and Dental Program for employees covered by this AGREEMENT and their dependents is set forth in Appendix "C".

      6) The Company and the UNION agree that the COMPANY's sole responsibility will be to make monthly premium payments to the C.M.T.A.-I.A.M. H&W Trust for benefits provided by the D.M.T.A.-I.A.M. Group Insurance, Hospitalization, Surgical, Medical, Life and Dental plans. The monthly maximum premium amounts are as follows:

Effective 9/1/95                   $435.00 per month maximum premium
Effective 9/1/96                   $529.00 permonth  maximum  premium
Effective 9/1/97                   $559.00 per month  maximum  premium
Effective 9/1/98                   $589.00 per month maximum premium

In the event the insurance premiums exceed $589.00 per month between 9/1/98 through 4/30/99, (fourth year of the AGREEMENT) the COMPANY will pay up to the monthly premium amount paid in behalf of Bepex (Santa Rosa) salary-paid employees. Should that amount not meet C.M.T.A. - I.A.M. Group Insurance monthly premium needs, the remaining portion will be deducted from employee's pay in a manner to be agreed to by the COMPANY and the UNION.

Should changes in the Plan design, claims experience, etc. or other action result in a decrease in premiums below the amount provided for each contract period stipulated above, the COMPANY's sole obligation will be to pay the decreased monthly premium amount.

                                  ARTICLE XLX

                                PENSION PROGRAM

The Pension  Program for employees  covered by this  AGREEMENT is set forth in a
separate  AGREEMENT  between  the  parties  entitled   "Standard   Participation
Agreement."


SECTION 1. PENSION PLAN

a) Commencing with the 1st day of August, 1978, and for the duration of the Collective Bargaining Agreement, the COMPANY agrees to make payments to the C.M.T.A. - I.A.M. Pension Fund or its successor, I.A.M. National Pension Fund, (the "Pension Fund") for each employee employed in a job classification covered by the Collective Bargaining Agreement.

      The COMPANY shall make a contribution of one dollar and fifteen cents ($1.15) effective 5/1/96 and a contribution of one dollar and twenty cents ($1.20) effective 5/1/97 to the Pension Fund for up to forty (40) hours per week for which pay is required, except jury pay, pay for apprentice school time which is outside the employee's regular working hours, payment for sickness and injury time, and bereavement pay.

      Contributions for a new, temporary, probationary, part-time or full-time employee are payable after a maximum of 60 calendar days from the first day of employment.

b)    The COMPANY and I.A.M. Lodge further agree as follows:

      1) The payments to the Pension Fund required by paragraph a) above shall be made to the Pension Fund, which was established under the Agreement and Declaration of Trust dated May 1, 1960, as amended, which has been signed by the COMPANY and I.A.M. Lodge in the place provided at the end of such Trust Agreement.

      2) They shall sign the standard participation agreement required by the Trustees of the Pension Fund.

      3) The Pension Plan adopted by the Trustees of the Pension Fund shall at all times conform with the requirements of the Internal Revenue Code, so as to enable the COMPNAY at all times to treat contributions to the Pension Fund as a deduction for Federal Income Tax purposes.

      4) All Contributions shall be made at such time and in such manner as the Trustees require; and the trustees shall have the authority to have an independent Certified Public Accountant audit the payroll and wage records of the COMPANY for the purpose of determining the accuracy of contributions to the Pension Fund.

             a) Any changes in the Pension Plan by the CMTA/IAM will be integrated into this AGREEMENT, except that COMPANY contributions shall remain as provided with Section 1 (a) of this Article XIX.

      5) Failure of a COMPANY to make contributions when due shall not relieve any other COMPANY of its obligation to make payments to the Pension Fund. If a COMPANY shall fail to make its contributions within thirty (30) days after the date required by the Trustees, the COMPANY shall be liable for all expenses incurred by the Trustees in enforcing payment of the contribution for each full calendar month the contribution remains unpaid. The Trustees may take any action necessary or appropriate to enforce payment of the contributions, expenses and liquidated damages due from a COMPANY, including, but not limited to, proceedings at law and in equity.

      6) The COMPANY's liability for payment hereunder shall not be subject to the grievance procedure or arbitration provided under this AGREEMENT, and in addition to the remedies of the Trustees, the I.A.M. Lodge shall have the right to take whatever steps are necessary to secure compliance with the provisions of this AGREEMENT set forth in Section 1 above, any provision of this AGREEMENT to the contrary notwithstanding.

             c) The COMPANY shall have no liabilities with respect to the Pension Fund except to make contributions to such Plan as required under this AGREEMENT, to execute any standard form of Subscription Agreement required by the Pension Fund, and such other liabilities as may be imposed by law.


SECTION 2.  AUTOMATIC RETIREMENT - 70

a) Effective January 1, 1979, all employees covered by this AGREEMENT who are seventy (70) years of age or older will be retired, provided, however that they are then qualified for benefits under the IAM National Pension Plan.

b) Employees not covered in a) above who are classified as original members of the Pension Plan shall retire on the last day of the month in which--

      1)    they have attained age seventy (70) and

      2)    qualify for benefits under the IAM National Pension Plan.

c) Any employee not covered in (a) or (b) above shall retire on the effective date of this contract, or when they attain age seventy (70), whichever occurs later.


SECTION 3.  MEDICAL BENEFITS - RETIREES

Effective September 1, 1996, a Joint Trust was established for the purpose of providing medical benefits for retired employees and their spouses under the following conditions:

a) Three COMPANY trustees shall be appointed by the California Metal Trades Association.

b) Three UNION Trustees shall be appointed by the Administrative Assistant of District 190 Machine and Manufacturing Division, I.A.M. & A.W.

c) The sole obligation of the COMPANY covered by this Trust during the life of this AGREEMENT shall be to pay the rate of $0.30 per hour.

d) Expenses in connection with the operation of the Trust shall be paid from the contributions described in paragraph (C) above.

e) The COMPANY, while not covered by the Master Agreement, has an Agreement with the International Association of Machinists and Aerospace Workers and its affiliated District and/or Local Lodge signatory to this AGREEMENT, and is a subscriber to this Trust to qualify their CMTA-IAM Trust pensioners for this benefit.

f) The COMPANY covered by this AGREEMENT shall continue to subscribe to this Trust, except for merger provided below.

g) Determination and payment of claims shall not be subject to the grievance procedure.

h) The right to determine the amount of benefits, the eligibility of employees and their dependents to draw benefits, and such like functions shall be vested solely in the Trustees.

i) The intent of this program is to provide benefits separate from and in addition to the Federal Government's Medicare Program.

j) The CMTA-IAM Retiree Medical Plan and Trust shall be merged into the CMTA-IAM Joint Health and Welfare Trust effective September 1, 1977 (or earlier if the Trustees agree and can accomplish it) with the latter being the continuing Trust. All companies that subscribe to the CMTA-IAM Retiree Medical Plan and Trust, prior tot he merger, will make the contractual cents per hour (limited to a maximum of 40 hours per week) contribution to the CMTA-IAM Joint Health and Welfare trust after the merger, and become subscribers to the latter Trust for the Retiree Medical contributions and benefits. The benefits for retirees and spouses will be provided solely from the cents per hour contribution established for that purpose.

SECTION 4.

The COMPANY and the UNION agree that for the duration of this AGREEMENT, the COMPANY's premium cost obligations for the DMTA-IAM Retiree Medical Plan will not exceed $0.30 per hour.

Should the retiree medical plan be dissolved by the CMTA-IAM H&W Trust, the COMPANY reserves the right to take such steps as it deems in its best interest to provide or not provide a medical benefit for bargaining unit employees.


                                   ARTICLE XX

                    SICK LEAVE PLAN SUPPLEMENTING U.C.D. OR
                        WORKER'S COMPENSATION INSURANCE

The Sick Leave Plan Supplementing U.C.D. or Worker's Compensation Insurance for employees covered by this AGREEMENT is set forth in Appendix "D" which is part of this AGREEMENT. All supplemental benefits paid by the company will remain at the level effective 10/1/95 for the duration of the AGREEMENT.


                                   ARTICLE XXI

                       PLANT RELOCATION AND SEVERANCE PAY

1) The purpose of the Severance Pay Program is to alleviate economic distress resulting from permanent termination of employment due to abandonment of operations, or permanent discontinuance of a department of the Plant or a substantial portion thereof.

2) When the COMPANY decides to abandon operations and/or to close permanently a plant or discontinue permanently a department of a plant or a
      substantial   portion   thereof,   and  to  terminate  the  employment  of
      individuals, an employee whose employment is so terminated shall be entitled to a severance allowance in accordance with, and subject to, the following provisions:

a) the employee must remain at work until he is released and terminated by the COMPANY.

3)    The COMPANY shall pay severance pay to terniinated employees as follows:

      Less than one ( 1) year of continuous service - no severance pay.

      One  (1)  full  week's  pay  (forty  (40)  hours   straight  time  at  the
      classification rate of pay) - for every year of service.

4) The COMPANY will pay up to three (3) months premiums for the benefits set forth in Article XIX of this AGREEMENT for employees who receive severance pay provided those employees are not covered by another employer-paid plan providing these benefits. In order to receive these benefits, the employee must furnish proof (such as his slip for unemployment compensation) within ten (10) days after the first of the month of termination to the Trust that he is not covered for these benefits for each of the three (3) months following his termination.

5) The COMPANY shall notify the UNION in writing at least thirty (30) days prior to the closing or moving of his plant and the consequent termination of employees. Should the above plant movement or closing be the result of causes beyond the control of the COMPANY, the thirty (30) days notice shall not apply.

6) When any employee with seven (7) years continuous service or ten (10) years accumulative service is laid off, employee will be paid severance when and if their call back rights expire. Call back rights will be extending to three years, with employee having the option to take severance at end of 2 years. Paid per Article XVII of Contract. If the laid off employee(s) does not take severance pay at the end of his/her second year, the severance moneys will be paid automatically at the end of the third year. Election of severance at the end of the second year will forfeit all call back rights.


                                  ARTICLE XXII

      BEPEX CORPORATION 401(K) INCENTIVE SAVINGS PLAN FOR UNION EMPLOYEES

Section 1. Intent of the Parties

The COMPANY and the UNION agree that a defined contribution, incentive savings plan, guided by the regulations of the Section 401(k) of the Internal Revenue Tax Code, is available to employees to help them accumulate funds for retirement. Such Plan shall be known as the Bepex Corporation 401(k) Incentive Savings Plan for Union Employees, ("Plan"). Definitive documents will be available to each participant in the Plan. The Plan documents are on file with the COMPANY and will govern the operation of the Plan.

SECTION 2. OPERATION OF THE PLAN

The COMPANY reserves the sole right to change Plan Administrators and/or to make operative changes in the Plan's administration and procedures, or change that the COMPANY to operate the Plan. Any change in the Plan, as a result of legislation will be implemented requirements of the law.

SECTION 3.

This Article contains the entire AGREEMENT between the COMPANY and the UNION regarding this benefit Plan. The Plan is not subject to the provisions of the Grievance and/or Arbitration procedure, Article XVI.


                                 ARTICLE XXIII

                             MISCELLANEOUS SUBJECTS


SECTION 1. STUDY OF JOB EVALUATION FOR MANUFACTURING CONCERNS

It is agreed that the parties hereto will meet at the request of either party to discuss a job evaluation system to meet the requirements of the manufacturing operations of the COMPANY. It is further Agreed that no job evaluation program shall be installed except by express agreement in writing between the COMPANY and the UNION.


SECTION 2. NEW TECHNOLOGY

Prior to introduction of New Technology, the COMPANY shall provide the UNION with full information regarding the proposed technology changes. Current employees shall be trained before new employees. Training is at expense of employer.

SECTION 3. MAINTENANCE

Subcontracting maintenance work or in-house modifications will be done by Maintenance Department employees and cannot be subcontracted when maintenance unit employees are on lay-off.


SECTION 4. SUBCONTRACTING

The COMPANY agrees not to subcontract historically designated Santa Rosa products (those made in Santa Rosa, Bepex, prior to 2-28-86) while employees qualified to do the work at an acceptable level are on layoff.

Exceptions to the above:

1)      Strong Scott Blender
2)      Fluid Beds
3) Products which, for economic reasons, cannot be manufactured at Bepex, Santa Rosa, California due to Bepex, Santa Rosa costs exceeding subcontract costs by more than 10%. At such time,if employees qualified to do the job/work are on layoff, the COMPANY will meet with the UNION to review information listed below:

        o        Subcontract cost - 'quote'
        o        History of Bepex, Santa Rosa Labor Hours projected.

                                  ARTICLE XXIV

                              DURATION OF AGREEMENT

SECTION 1. TERMINATION

a) This Agreement entered into this 1st day of October, 1995 shall remain in effect until April 30, 1999 and shall be considered as renewed from year to year thereafter unless either party shall give written notice to the other of its desire to amend the AGREEMENT This written notification must be received by the other party at least sixty (60) days prior to the expiration date of this AGREEMENT. If one party provides written notice of its intent to negotiate a new AGREEMENT, then the parties shall meet not later than forty-five (45) day prior to the expiration date for the purpose of negotiating the desired amendments or modifications.

b) Both parties acknowledge that this contract constitutes the entire AGREEMENT between the parties and concludes collective bargaining for its term, subject only to a desire by both parties to agree mutually to amend or supplement it at any time. Any past agreements not made a specific part of this AGREEMENT shall be deemed null and void.




SECTION 2. VALIDITY AND GOVERNMENT REGULATIONS

1) Should any provision and/or provisions of this AGREEMENT be in conflict, be rendered or declared invalid by reason of any existing or subsequently enacted federal, state or local legislation, Executive Order of the President of the United States, or by reason of any decree of a court of competent jurisdiction, such invalidation of such part and/or parts of this AGREEMENT shall not invalidate the remaining portions hereof and the same remaining portions shall remain in full force and effect. The appropriate mandatory provisions or such presidential Executive Order or such court order shall prevail.

2) If, during the period of the AGREEMENT, the United States government or the State of California enacts a law providing for any previously negotiated benefits, including pension, hospitalization, life insurance, medical, etc., the amount of such benefits under the present program shall be credited against the requirements of any law requiring the same in whole or in part.

FOR THE EMPLOYER:                           FOR THE UNION:

BEPEX CORPORATION                           PETALUMA LODGE NO. 1596
                                            DISTRICT NO.  190
                                            International Association of
                                            Machinists & Aerospace Workers,
                                            AFL-CIO

/s/ [illegible]                             /s/ [illegible]
-------------------------------             ------------------------------------


/s/ [illegible]                             /s/ [illegible]
-------------------------------             ------------------------------------


/s/ [illegible]                             /s/ [illegible]
-------------------------------             ------------------------------------


-------------------------------             ------------------------------------


-------------------------------             ------------------------------------

                               APPENDIX A - WAGES

                      (Reference - Article VII, Section 1)


SECTION 1.    CLASSIFICATIONS AND RATES OF PAY

                 EFFECTIVE OCTOBER 1 1995 THROUGH APRIL 30.1999

                                    1ST YEAR             2ND YEAR             3RD YEAR              4TH YEAR
                                    --------             --------             --------              --------
                               (effective 10/1/95)  (effective 5/1/96)   (effective 5/1/97)   (effective 5/1/98)
GRADE 1                               19.18                19.38                19.58                19.93
GRADE 2                               18.45                18.65                18.85                19.20
GRADE 3                               14.20                14.40                14.60                14.90
GRADE 4                               13.43                13.63                13.83                14.13
GRADE 5                               12.54                12.74                12.94                13.19
GRADE 6                               11.79                11.99                12.19                12.44
GRADE 7                               11.10                11.30                11.50                11.75
Specialist A                          16.32                16.52                16.72                17.02
Specialist B                          15.08                15.28                15.48                15.78


Inflation Adjustment suspended for life of agreement.


Journeymen hired after March 23, 1992 will be paid the following:

a)       $1.00 per hour less than Journeyman rate for 1st six months.
b)       $.50 per hour less than Journeyman rate for 2nd six months.

Grade 3 employees will be paid $.50 below Grade 3 rate for 1st six months.


SHIFT PREMIUM

Employees assigned to 2nd shift will receive a shift premium of twenty-two cents ($0.22) per hour in addition to the above classification rate.

Employees assigned to 3rd shift will receive a shift premium of thirty-three ($0.33) per hour in addition to the above classification rate.

                                  APPENDIX "B"

DEFINITION OF JOB CLASSIFICATIONS

The following job descriptions are intended to serve as a guide to the proper classification of employees in the various work operations covered by this contract.


1.       MAINTENANCE MACHINIST - GRADE 1

A qualified machinist who is regularly assigned to repair, overhaul and maintain existing machinery and/or equipment used in the operation of the COMPANY's plant and make such parts therefore as are within the employee's capacity and ability and who, in the course of the employee's employment works with the aid of hand or machine tools, with or without drawings, laying out his work when necessary, setting up machine and working to specified tolerances. He may perform other related duties.

      a) Any employee doing the following work will be paid the Maintenance Machinist Rate of pay:

          1)     Design jigs and fixtures, or redesign same from original print.
          2)     Make special form tools (bushings and special boring bars).
          3)     Perform machining repairs for maintenance.

2.       JOURNEYMAN INSPECTOR - GRADE 2

Must have ability to read and interpret complex blueprints and schematics. Must have thorough knowledge and experience in using and reading all standard inspection tools and devices. Must have knowledge and experience in the
following  areas:  (1)  sheet  metal  burning  and  forming,   (2)  welding  and
fabrication of various materials, (3) machining, (4) assembly, (5) receiving purchased components, and (6) general knowledge of good manufacturing practices. Must be able to read and interpret all types of written specifications.

3.       JOURNEYMAN MACHINIST - GRADE 2

A person who has served a Machinist's apprenticeship of four (4) years or who has equivalent knowledge and experience, is capable of operating machine tools, doing precession bench and floor work, using precision measuring instruments, reading blueprints, making standard shop computations relating to dimensions of work and determination of machining feeds, speeds, laying out work, making setups and carrying complete mechanical projects through assembly and testing in the manner of a craftsman.

4.       JOURNEYMAN WELDER - GRADE 2

A person having the knowledge, training, experience and skill to weld or cut metal, as required by the employer, utilizing Shielded Metal-Arc Welding (SMAW), Gas Metal-Arc Welding (GMAW), Gas Tungsten-Arch Welding (GTAW), Submerged Arc Metal (SAW) and Oxy-fuel gas processes. He shall be able to read blueprints. He shall also be capable of selecting the proper size and type of welding electrodes, rods, bluxes and the proper size welding and cutting tips. He shall also be capable of the layout and fit up of component parts and carrying complete mechanical projects through assembly and testing in the manner of craftsmen.

5.       PRESSBRAKE OPERATOR - GRADE 2

The grade also includes personnel who set up, operate, adjust and maintain pressbrake equipment. Person performs duties such as setting dies, positioning stop gauges, adjusting ram stroke, sequencing of multiple pass operations and reading blueprints.

All of the above personnel maintain equipment and perform clean-up of work area.



6.       GENERAL MACHINE OPERATOR - GRADE 3


This includes all personnel expected to perform duties in a specialized area of metal fabrication or machine shop operations. Once assigned to a specific machine line such as a lathe or a mill, this person along with supervision assistance will set up, adjust, operate and maintain the following.

     Lathes (both horizontal and vertical) NC and CNC lathes
                              - or -
     Mills,  NC and CNC mills (both horizontal and vertical)

This person will also be required to operate the drill press, key setter, profiler, blanchard grinders (both horizontal and vertical), ECM, and the saw. As a general worker in the machine shop this person will work from drawings, specifications, written instructions and operation sheets and will maintain the machines in good working condition and also maintain a clean and organized work area. It is agreed that Grade 3 classified employees will not operate horizontal boring mills or vertical-turrent lathes. Employees within this classification will not perform machine maintenance.


7.       WELDER - GRADE 3

This also includes all personnel expected to perform duties in a specialized area of metal fabrication or machine shop operation. Person sets up, operates, adjusts and maintains welding equipment used in Shielded Metal-Arc Welding
(SMAW), Gas Metal-Arc Welding (GMAW), Gas Tungsten-Arc Welding (GTAW), Submerged Arc Metal (SAW), and Oxy-fuel gas processes. Performs welding and hardfacing operations and screen fabrication. Requires knowledge of and ability to read welding symbols. Maintains machines in working condition and performs cleanup of work area.

8.       BURNING MACHINE, FLIGHT PRESS SAW AND SHEAR - GRADE 4

Sets up and operates burning machine to perform cutting operations. Sets up and operates the Flight Press. Sets up and operates he Shear. Sets up and operates the Saw. Makes necessary adjustments incidental to the machine operations. Maintains machines in working condition and performs clean-up of work area.


9.       PAINTER - GRADE 4

Applies paint, lacquer or protective finishes with a spray gun, automatic spray gun, or by brush to surfaces of manufactured products. Person is required to maintain spraying equipment in working condition. Performs clean-up of work area.


10.      PRODUCTION WORKER I - GRADE 5

Included in this classification are the shipping, receiving and packaging of units, parts, etc., and any related clerk functions required.


11.   PRODUCTION WORKER II - GRADE 6


This includes general workers in Machine Shops. Metal Fabrication or industrial operations who operate equipment such as Pullmax, blasting equipment, and grinders. Duties may also include routine maintenance, oiling, greasing, and cleaning of machinery. Other duties include parts handling, such as the coordination department parts room and tool cribs. Also included are general carpentry, routine machine operations and assembly functions. May also help press brake operator maintain equipment and perform cleanup of work area.


12.      JANITOR - GRADE 7

Sweeps floors and removes waste materials in manufacturing areas. Scrubs, mops and polishes floors, sweeps and dusts manufacturing offices and stairways. Removes scrap paper. Cleans washrooms, drinking fountains and replenishes supplies performs various duties as assigned.


13.      LABORER - GRADE 7

Moves and handles materials and unloads trucks using various material handling equipment such as forklift, hand truck, etc. Performs various duties as directed. Maintains equipment and helps perform cleanup of work areas.

                                   APPENDIX C

      GROUP INSURANCE, HOSPITALIZATIONS, SURGICAL, MEDICAL, & DENTAL PROGRAM



Bepex Corporation agrees to follow the CMTA/IAM Joint Health & Welfare and Dental Trust according to the current summary plan description, or any future plan.

Effective September 1, 1995, if an employee left work prior to 9/12/95 because of a disability as provided in this section, the employer will be responsible for making the six months or twelve months premium payment even if the payment period extends after 9/11/95.

Effective September 1, 1995, the life insurance in the standard benefit package will be at the level of $2O,OOO.


                Please refer to your booklets for any questions.

                                   APPENDIX D

     SICK LEAVE PLAN SUPPLEMENTING U.C.D. OR WORKER'S COMPENSATION INSURANCE


SECTION 1. GENERAL PURPOSE

The general objective of this plan, which shall become effective October 1, 1995 is to provide employees with wage stability during long-term illness or injury. This protection shall cover only that number of days, weeks, or months (as set forth in section 2) below) during which the employee would have been working had the employee not be disabled. Excluded from the coverage of this Appendix are all maternity benefits. This program will provide weekly benefit levels on a seven day basis in accordance with the formula set forth below. These weekly benefits are integrated with benefits received from the State Unemployment Disability Fund or Worker's Compensation benefits. The daily benefit will be one-seventh of the weekly benefit.


                                        Company-Paid Supplemental
Bepex Classification                    10/1/95   thru    4/30/99
--------------------                    -------------------------

Grade 1  Maintenance Machinist                   $156.00
Grade 2  Journeyman                              $133.00

(Closed Class)
Specialist "A"                                   $ 79.00
Specialist "B"                                   $ 62.00

Grade 3  Welder, Machine Operator                $ 77.00
Grade 4  Painter                                 $ 47.00
         Flight Press Operator
         Burning Machine

Grade 5  Production Worker I                     $ 30.00
Grade 6  Production Worker II                    $ 16.00
Grade 7  Janitor, Laborer                        -------


SECTION 2. ELIGIBILITY AND DURATION OF BENEFITS

All employees must complete one full year of service from last date of hire to be eligible for any benefits under this Plan. Eligibility and duration of benefits will be determined as follows:

a) Employees with LESS than one year of service as of April 30 will start accruing benefits on the first of the month following the month in which they complete one full year of service as outlined below.

                                             NUMBER OF OF DAYS
LENGTH OF SERVICE IN MONTHS             SUPPLEMENTAL SICK LEAVE BENEFITS
---------------------------             --------------------------------
12 MONTHS OR LESS                                   NONE
-----------------                                   ----
     13 months                                1 calendar days
     14 months                                2 calendar days
     15 months                                3 calendar days
     16 months                                5 calendar days
     17 months                                6 calendar days
     18 months                                7 calendar days
     19 months                                8 calendar days
     20 months                                9 calendar days
     21 months                               11 calendar days
     22 months                               12 calendar days
     23 months                               13 calendar days


b) Employees with MORE than one year of service as of April 30 of any year will have the duration of their benefits for the entire sick leave year computed as of April 30 at the same time that vacation benefits are determined. Duration of benefits shall be as follows --

                                             NUMBER OF DAYS SUPPLEMENTAL
                LENGTH OF SERVICE                 SICK LEAVE BENEFIT
                -----------------                 ------------------
          1 year but less than 2 years            14 calendar days
          2 years but less than 3 years           28 calendar days
          3 years but less than 5 years           56 calendar days
          5 years but less than 10 years          91 calendar days
          10 years and over                      182 calendar days


c) The benefits of this plan shall not be paid to any employee who ceases active full-time work for any reason other than an illness or accident for which he is paid benefits under the State U.C.D. Program or Worker's Compensation Insurance Program.

         In exception to this paragraph, where an employee is on layoff and is recalled to work but is unable to work by reason of a disability which qualifies under this plan, he shall be eligible for benefits starting on the date he would have returned to work as a result of the recall.

d) Each eligible employee shall be entitled to receive supplemental sick leave pay in any sick leave year, May l through April 30, up to the number of days as determined in Section 2, and in accordance with the schedule of benefits set forth in Section 1, provided that, to qualify for any benefit in the new sick leave year beginning May 1, an employee must work for the COMPANY in the new sick leave year a number of days equal to the total number of days in the preceding sick leave year for which sick leave benefits were paid.

e) Employees who are on disability on the anniversary date, April 30, shall be entitled only to the number of days as determined in Section 2 to which they were entitled on the day they ceased active full-time work for the COMPANY by reason of disability.

         Such employees must return to active full-time work for the company in the new sick leave year and requalify for benefits in accordance with
         (a) above.

f) The total benefits to which an employee is entitled under this plan can be applied only once during the sick leave year; i.e., from May 1 through April 30. If qualified sick leave absence occurs more than once during a sick leave year, the maximum benefits to which any employee is entitled will be reduced by the amount of benefits already paid during the sick leave year.

g) To be paid supplemental sick leave pay under this plan, the employee must be eligible for, be paid, and present to the COMPANY no later than thirty (30) calendar days after his return to work, a copy of the State U.C.D. or Worker's Compensation Insurance benefits paid to him. Upon presentation of this evidence to the COMPANY, he shall receive supplemental sick leave pay as expeditiously as possible.


SECTION 3. GENERAL PROVISIONS

a) THE COMPANY'S SOLE OBLIGATION UNDER THIS CONTRACT IS TO PROVIDE THE BENEFITS OUTLINED HEREIN AND THERE SHALL BE NO DUPLICATE OR OVERLAPPING BENEFITS PAID UNDER THIS CONTRACT: i.e., no supplemental sick leave pay shall be paid for any day for which the employee is also entitled to pay for any reason under this contract.

b) Only fill day sick leave payments will be made. No supplemental pay shall be paid for partial work days lost.

c) Working days lost for which supplemental sick leave benefits are paid and supplemental sick leave payments made under this plan shall not be considered as time worked for any purpose in this contract except as otherwise provided in paragraph (a) 3 of Section 2 of article VII - Vacations.

d) The benefits of this plan shall not apply to any disability not covered by U.C.D. or Worker's Compensation Insurance. In any case, the waiting period provided under U.C.D. Worker's Compensation Insurance shall apply before benefits shall be paid.

e) Satisfactory evidence of disability is a prerequisite to participation in the benefits provided by this plan. Qualification for U.C.D. or Worker's Compensation benefits is not necessarily in and of itself considered satisfactory evidence of disability for purposes of this plan. Further, the COMPANY, at its discretion and at its expense, reserves the right to have its own physician examine an employee participating or seeking to participate. If such examination reveals that there is not satisfactory evidence of disability, the benefits under this plan shall cease until the matter is resolved. If the matter is not resolved, it may be referred to the Grievance Procedure.

f) In order to qualify for benefits, the employee has the responsibility for taking all proper steps to insure early recovery. Such steps may include the attendance of a qualified physician and the purchase of drugs, medicines, medical supplies and hospitalization service as necessary.

g) Upon request of the COMPANY the employee shall furnish to the COMPANY the doctor's estimate of the date that the disability will terminate and the employee will resume his regular or customary work. This information is recorded in Question #24 of the current State U.C.D. Claim Form.

                                  APPENDIX "E"

                             TRUST FUND OBLIGATIONS



In addition to the obligations set forth above in Articles XV, XVI and Appendix "C", with respect to the following pension and Welfare Plans, the parties agree to be bound by all the terms and provisions of the Trust Indentures establishing said Plans, as said Trust Indentures are presently in effect and as they may hereafter be amended in accordance with their provisions relative to amendment:

1.       CMTA-IAM Pension Plan or its successor, the IAM National Pension Fund.
2        CMTA-IAM Retiree Medical Plan.
3.       CMTA-IAM Joint Health & Welfare Plan.


PENSION AND RETIREE MEDICAL CONTRIBUTIONS:

Contributions to the Pension Plan and to the Retiree Medical Plan shall be based on all hours for which pay is required -- up to 40 hours per week -- under this AGREEMENT, except jury pay, pay for apprentice school time which is outside the employee's regular working hours, payment for sickness and injury time, bereavement pay, and payments made in accordance with sick leave plans supplementing U.C.D.


HEALTH & WELFARE AND DENTAL CONTRIBUTIONS:

Monthly contributions to the Health & Welfare and Dental Plans shall be in such amounts as the Joint Union-Management Boards administering said plans from time to time determine to be necessary to pay their costs of administration and to provide the benefits required hereunder. The monthly contribution shall be paid for all employees who are carried on the payroll as of the first business day of any calendar month. Contributions to the Health and Welfare Plan shall also be required for employees employed prior to the sixteenth day of the month who are entitled to immediate coverage under Appendix "C".


PAYMENT OF CONTRIBUTIONS:

Reports and contributions to the Pension and Retiree Medical Plans are due and payable on the tenth day of the month following the month for which the hours are being reported. Reports and contributions to the Dental and Health & Welfare Plans shall be payable on the tenth day of the current month. For any period of time for which no required report form has been filed, the Company's obligation -- until the proper report form is filed -- shall not be less than the amount which would be owing based on the facts reported on the report form covering the most recent month reported. Performance of these obligations shall be made at such address as may be specified from time to time on the report forms.

LIQUIDATED DAMAGES:



It is understood that the contribution rates to the above Trusts are based upon timely payments from the employers. If the employers do not make timely payments, the Trust Funds lose interest on money which should have been received, incur additional administrative expense in the form of letters, telephone calls, changes in computer billings and other collection expenses, all of which constitute damages arising from the Company's failure to make timely payment of contributions. From the nature of the case, it is impractical or extremely difficult to fix the actual damages resulting from each default. Therefore, in any case where the required monthly payment is delinquent for longer than any grace period the joint board may allow, liquidated damages shall be imposed equal to ten percent (10%) of the delinquent contribution, with minimum liquidated damages of $25,000 to any Trust to which payment is delinquent. Furthermore, if payment is not made within two months of the original due date, interest shall accrue at the rate of ten percent (10%) per annum from the original due date, and the delinquent Company shall be responsible for any reasonable legal fees incurred in connection with the delinquency, whether or not legal action has been brought, and for court costs if legal proceedings are instituted.



MISCELLANEOUS

If any joint board determines that the Company is consistently delinquent in paying its contributions, then it may require and the Company shall promptly provide such cash deposit or other security as it may deem necessary to protect the Trust against any further delinquencies, and may reduce or eliminate any grace period otherwise available to the Company.

None of the Trusts shall be responsible for paying benefits for any employee if the required contributions on his behalf have not been received, except as specifically provided under any of the Trust Indentures or rules and regulations adopted thereunder. Furthermore payment of benefits directly by any Trust Fund, or payment of premiums in insurance companies or service organizations by any Trust Fund, is conditioned upon the existence of sufficient money in that Trust Fund to make payments.

The right to modify or to amend this Appendix is specifically reserved to the parties.

                          I.A.M. NATIONAL PENSION FUND

                           STANDARD CONTRACT LANGUAGE
                                  BENEFIT PLAN C


                            "ARTICLE XIX - PENSIONS"


A. The COMPANY shall contribute to the I.A.M. National Pension Fund, Benefit Plan C., for each hour for which employees in all job classifications covered by this AGREEMENT are entitled to receive pay under this AGREEMENT at $1.15 per hour effective 5/1/95 and $1.20 per hour effective 5/1/97.

B. The COMPANY shall continue contributions based on a forty (40) hour work week while an employee is off work due to paid vacations or paid holidays.

C.       Contributions  for  a  new,  temporary,   probationary,   part-time  or
         full-time employee are payable after a maximum of 60 calendar days from the first day of employment.

D. The I.A.M. Lodge and the COMPANY adopt and agree to be bound by, and hereby assent to the Trust Agreement, dated May 1, 1960, as amended, creating the 1.A.M. National Pension Fund and the Plan rules adopted by the Trustees of I.A.M. National Pension Fund in establishing and administering the foregoing Benefit Plan pursuant to the said Trust Agreement, as currently in effect and as the Trust and Plan may be amended from time to time.

E. The parties acknowledge that the Trustees of the I.A.M. National Pension Fund may terminate the participation of the employees and the COMPANY in the Plan if the successor collective bargaining agreement fails to renew the provisions of this pension Article, other than to increase the Contribution Rate or to add job classifications or categories of hours for which contributions are payable

F.       This  Article  contains  the  entire  agreement   between  the  parties
         regarding pensions and retirement under this Benefit Plan and any contrary provision in the AGREEMENT shall be void. No oral or written modification of this AGREEMENT shall be binding upon the Trustees of the I.A.M. National Pension Fund. No grievance procedure, settlement or arbitration decision with respect to the obligation to contribute shall be binding upon the Trustees of the said Pension Fund.

                                   APPENDIX F

      COMPANY WORKING RULES FOR EMPLOYEES COVERED BY THE LABOR-MANAGEMENT
                                   AGREEMENT

These rules are published for your information and to minimize the likelihood of an employee, through misunderstanding or otherwise, becoming subject to any disciplinary action. Violation of any COMPANY rule cannot be ignored by management. These rules and regulations are fully enforceable under Article III,
Section 3 of the AGREEMENT. It is only fair that you should be familiar with these rules. The COMPANY considers all to be of importance.


SECTION 1

RULES SUBJECT TO DISCIPLINARY ACTION IF VIOLATED

1. Avoid tardiness or absenteeism. Day shift hours are 7:30 a.m. to 4:00 p.m. with 30 minutes (unpaid) for lunch between 12:00 noon and 12:30 p.m. Swing shift hours are 4:00 p.m. to 1:00 a.m. with 30 minutes (unpaid) for lunch between 8:00 p.m. and 8:30 p.m.

2. Work exclusively through your foreman. This includes request for maintenance.

3. Obtain permission from respective foreman before leaving assigned work area. (Except for reasonable use of laboratory or to obtain needed equipment or tools for his work).

4.       Perform satisfactory work. Avoid repeated mistakes and rework.

5.       If unable to come to work,  advise  foreman or  COMPANY  within 2 hours
         after  start  of  shift  on  first  day  of  absence.   This  does  not
         automatically excuse the absence.

6. No loitering, visiting or other abuses of time during assigned work hours.

7.       Adhere to safety rules published and POSTED for your protection.

8. Do not operate any tools unless skilled or instructed in proper use. Ask foreman for instructions.

9.       Do not knowingly damage or abuse COMPANY tools or property.

10. Keep work area and equipment reasonably clean. This applies also to the use of equipment outside of assigned work area.

11. Use pay phones to make outgoing phone calls during lunch or coffee breaks. Incoming emergency phone calls will be processed as fast as possible through regular switchboard and through respective foremen.

12.      Report  accurate  time  and  shop  numbers   according  to  established
         procedure. (These are used to establish correct selling prices which aid sales).

13. Obtain approval of production manager before soliciting or collecting contributions, or distributing written or printed matter on the COMPANY property during regular work hours.

14. Arrange for visitors to see you outside of factory buildings at lunch time or after assigned work hours.

15. Do not discredit or otherwise abuse the credibility of a foreman or supervisor through any act or action willful1y designed.

16. Do not leave COMPANY premises during assigned work hours without permission of respective foreman.

17.      Excessive Absenteeism (See Section III).

NOTE:    THESE RULES ARE NOT INTENDED TO BE ALL INCLUSIVE.


DISCIPLINARY ACTION which will be administered for violation of any of the above rules:



1.       First offense     -       verbal warning
2.       Second offense    -       written warning
3.       Third offense     -       disciplinary  suspension  up to fifteen (15)
                                   working days depending on the seriousness or
                                   nature of the violation
4.       Fourth offense    -       discharge


Since the aim of this program is to be helpful and constructive, discipline will be progressive. However, any employee who had no violations for six (6) consecutive calendar months, shall clear his record by one step. For each additional six (6) consecutive months period thereafter, his record would improve by one step. Thus, an employee who had reached step 3 above could wipe the slate clean with no violations for eighteen (18) consecutive calendar months.

SECTION II

ACTIONS SUBJECT TO IMMEDIATE DISCHARGE

1.       Deliberately endangering the safety or life of others.
2.       Deliberately delaying or restricting  production or making others to do
         so.
3.       Refusal to perform work properly assigned by a foreman or supervisor.
4. Disclosure of any COMPANY information such as drawings, specifications, customer lists, to unauthorized persons.
5.       Willingly falsifying any COMPANY records, including time records.
6. Bringing liquor or narcotics into the plant, or consuming liquor or using narcotic on COMPANY premises, or reporting for work under the influence of liquor or narcotics after having been warned once in writing for this offense.
7. Deliberately abusing, destroying, damaging or defacing COMPANY property, tools, equipment or the property of others on COMPANY premises.
8.       Fighting on COMPANY property.
9.       Theft.

10.      Fourth violation of any rule under Section I.

NOTE:     THE PRECEDING LIST IS NOT INTENDED TO BE ALL INCLUSIVE.

SECTION III - ABSENTEE AND TARDINESS CONTROL PROGRAM

OBLIGATIONS

The following program reflects but one of the efforts to limit absenteeism and tardiness and to enunciate responsibilities as prescribed within Article II,
Section 2, and Article XV, Section 6 of the AGREEMENT.

The control of absenteeism and tardiness is a serious matter. The solution to preventing or controlling either from becoming a problem rests in the mutual acceptance by the employee, the UNION and the COMPANY of their respective responsibilities. The costs of absenteeism or tardiness are obvious in that they often promote the need for otherwise unnecessary overtime, temporary transfers or other temporary measures that may affect the timeliness, quality and quantity of production. Bepex Corporation has the responsibility to its customers and to its management and employees to provide quality work, at the lowest possible cost and on time. Thus, each employee must accept their responsibility of reporting to work promptly at the times scheduled. The well-being of the COMPANY and each employee's job is ultimately affected by absenteeism and tardiness.


ABSENTEE RATE

There is no amount of lost time or number of absences or tardiness per month or per year which will neatly divide a satisfactory from an unsatisfactory attendance or tardiness record for individual employees. There is no specific gauge available that can be used to measure the limits of satisfactory vs. unsatisfactory attendance or tardiness. Even to provide such a figure may only serve to give absentee offenders a false sense of a maximum allowable amount. An employee is obligated to report to work regularly and on time. That is what he/she was hired to do. If he/she never has to be absent, he/she shouldn't be. It is fully recognized, however, that unexpected illnesses, accidents or other living requirements may require an employee's absence from work or even a late arrival. It is expected that these be kept to a minimum.

It is quite evident that both intermittent short-term absences and tardiness and long-term absences present cost-related problems. However, the unexpected intermittent short-term absence and tardiness or leave early is the situation that presents the greatest cost-related problem to the COMPANY with unexpected changes in scheduling; in producing quality work often with substitute employees; in productivity, due to employee unfamiliarity with work; and ultimately in costs, due to the interruptions and changes. It is found that the majority of intermittent, short-term absenteeism is attributable to a minority number of employees. Although Bepex will consider an employee's employability for both short- and long-term absences, the intermittent, short-term absence or tardiness is the type addressed by this particular program.


RANKING OF ABSENTEE OFFENDERS

Periodically (quarterly, monthly, weekly), employees will be ranked in order of the number of TIMES they are absent over the prior 12 month period. The number of DAYS absent will be the secondary factor in the ranking.

Any single, continuous absence, even though over a weekend or holiday, will constitute a single TIME. Those employees at the top of such list will be considered first for counseling and/or disciplinary action. Employees who are moving upwards on the list, those whose absentee rate shows no improvement or those whose absentee rate is worsening, will also be considered for counseling and/or disciplinary measures, as the COMPANY deems necessary. The COMPANY will, therefore, attempt to address the worst offenders and those who have had prior disciplinary action first. The same approach will be used for tardiness.


TARDINESS

A single lateness from the starting time, or a single leave early, will be listed as a single time tardy for this program. A tardiness of over two (2) hours will count as an absence. Should an employee continue his/her rate of absenteeism or tardiness, disciplinary action, including discharge may be required.


DISCIPLINARY MEASURES

Disciplinary measures will be taken to confirm counseling or lack of improvement in attendance or tardiness. Disciplinary action l normally begin with counseling and a written, confirming warning. The employee's record, level of prior discipline, rate of absenteeism, etc., will be among the factors considered to determine the level of discipline meted out. Disciplinary action will proceed in accordance with Section I, above. The final step will result in the employee's discharge and loss of all seniority. Disciplinary action will result if the employee's rate of absenteeism is not improving or has not improved to an acceptable level.


INTENTION

The full intention of this approach is to force a reduction in the number of times absent or tardy by the top-ranked absentee offenders until the absentee rate for such top-ranked offenders is at an "acceptable" level. Ideally, counseling and/or the lowest levels of discipline will bring desired results. The COMPANY will share the information on the lists of the top absentee and tardiness offenders, with the UNION, and in accordance with the intentions of
Article II, Section 2 of the AGREEMENT will cooperate with the bargaining representatives in their obligation to cooperate in reducing absenteeism and tardiness. Should there be disagreement as to the disciplinary action(s) taken by the COMPANY, the provision of Article XVI, Grievance Procedure, may be applied.


EXCEPTIONS

Absenteeism for the following reasons will not be considered in the Bepex intermittent, short-term absentee control program:

Time off due to a bona fide industrial accident at Bepex, where the employee can show proof of the injury and accident and time off for subsequent medical treatment for the same compensable injury. The COMPANY reserves the right to make or change appointments for subsequent medical treatment.

Time off for holidays, paid vacation, jury duty, and funeral pay as prescribed within the Labor-Management AGREEMENT or for service with the U.S. Armed Forces or National Guard.

Note #1: Any employee who is absent for three (3) consecutive working days or more and who has reported his/her absence and is known to be ill, will not be permitted to return to work without a full, unrestricted medical clearance (physician's statement). The COMPANY reserves the right to have employees who return to work be examined by a physician.

Note #2: Any three (3) consecutive working-day period of unreported absence will be considered as a quit.

Note #3: Employees are to report off work no later than two (2) hours after the beginning of an absence relating the reason for the absence and anticipated day they will return to work. Reporting off work does NOT constitute an excused absence.


SECTION IV - TARDINESS

Any company, in order to plan and assure its production, must depend on its employees starting work on time. Tardiness is inexcusable and should not occur.

     DEFINITION OF TARDY

Reporting  to work after the regular  starting  time of the shift and before two
(2) hours into the shift is considered a tardy. (Anything after 2 hours is considered an absence.)

Two (2) tardies in any one calendar month are equal to one (1) absence for purposes of disciplinary action.


     LOSS OF PAY

An employee reporting to work late will have his pay reduced in six (6) minute increments (1/10 hour) rounded out to the net higher increment.


SECTION V - ATTENDANCE

1. Time cards should not be punched in before 10 minutes before the start of the shift.
2. Time cards must be punched out immediately after the end of the employee's assigned work hours, but within 10 minutes after the end of the shift, or upon leaving before the end of shift.
3.          Note rules  regarding  time cards in Section I, No.1 and 12. Section
            II, No.5.
4. Off premises work will be manually reported on time card and approved by foreman.

                                   APPENDIX G
                                  SAFETY RULES


1.      All injuries, even slight, must be reported immediately to your foreman.

2.      Report any unsafe practices, equipment or conditions to your foreman.

3.      Horseplay is NOT allowed anytime or anywhere on plant site.

4.      Employees MUST NOT work in the plant alone.

5. Reporting to work under the influence or the consumption of intoxicating liquor or drugs on the job is cause for immediate dismissal. (See COMPANY working rules, Section II, No.6)

6.      Avoid heavy lifting. Get help if needed. USE mechanical lifting devices.

7.      Use correct lifting positions to avoid back strain.

8. Safety glasses with side shields or goggles MUST ALWAYS be worn in shop areas. Prescription safety glasses can be obtained from the purchasing department when the prescription is furnished by the employees up to one pair a year and $35.00 a pair.

9.      Use appropriate eye protective gear when grinding or polishing.

10.     Use dust mask when grinding in enclosed area.

11. Steel-toed safety shoes MUST be worn by all shop employees. The COMPANY reimburses two-thirds or a maximum of $30.00 for safety shoes.

12.     Observe good housekeeping. Keep your working area clean and orderly.

13.     Stack materials safely. Avoid lopsided or leaning stacks.

14.     Keep aisles clear and clean.

15. Only qualified and approved personnel are allowed to operate machinery and equipment.

16. Before starting any machinery, assure that all personnel are properly positioned so as to avoid any potential injury. BE SURE when overhauling or repairing any equipment that a warning tag is installed on main lockout switch. This will prevent accidental closing of the switch. NEVER remove danger tags from a main lockout until ALL work has been completed.

17. Close all valves on oxygen, acetylene, argon, COU2 Dor, any other pressure gas tanks after each use or at end of each shift.


18.     Place all waste material in receptacles provided for that purpose.


19.     Secure all ladders.


20.     All protruding nails must either be removed or bent over.


21. Forklifts are to be operated by authorized personnel ONLY. More than one person on a forklift is prohibited.


22. Maximum speed for forklifts outside the building is 5 MPH; inside the building is 3 M.P.H.

23. When driving forklifts or other vehicles in the buildings, always yield right of way to pedestrians.

24. Wear hearing protection devices in all designated areas. Excessive noise is a health hazard to you and those around you.


         The above SAFETY RULES are for YOUR protection and for the safety of YOUR fellow workers. PLEASE COOPERATE! Ask your fellow employees to do likewise.

                                   APPENDIX H
                            (SUBSTANCE ABUSE POLICY


It is understood and agreed between Bepex Corporation, Santa Rosa, California (hereafter "COMPANY") and Redwood Lode No. 1178, District 115 of the
international Association of Machinists and Aerospace Workers, AFL-CIO (hereafter, "UNION") that: this understanding and agreement in no ways alters or supersedes any provisions of the current AGREEMENT or the one to be effective between the COMPANY and the UNION effective May 1, 1989 through April 30, 1992, except as provided in such agreement. This Memorandum of Agreement shall be one part of the Agreement between the COMPANY and the UNION effective May 1, 1991 through April 30, 1992.

Section 1. Addiction Recovery Program (ARP)

A. BEPEX and the UNION are committed to providing a safe and productive work environment for Employees. BEPEX and the UNION recognize the valuable resource we have in our Employees and recognize that the state of an Employee's health affects attitude, effort, and job performance. Substance abuse causes decreased efficiency and greatly increased risk of injury to Employees. BEPEX and the UNION therefore adopt this policy on behalf of each of its' Employees. The intent of the policy is threefold:

         1.       To maintain a safe, drug and alcohol free work place.
         2.       To maintain our work force at its maximum effectiveness.
         3. To provide confidential, Addiction Recovery Program (ARP) referral and treatment to those Employees who recognize they have a substance abuse problem and voluntarily seek treatment for it.

B. In order to achieve these purposes, it is our primary goal to identify those Employees and refer them to professional counsel, before job performance has become a disciplinary problem. Employees are urged to use the services available through the Addiction Recovery Program
         (ARP). Employees who voluntarily seek help through the ARP will not jeopardize their job security by such self-identification.

         1. Employees who have a substance abuse problem shall directly contact the ARP Program. All information will be kept confidential and the individual referred to professional counselors and advised how to utilize your Addiction Recovery Program for appropriate treatment.
         2. Treatment for alcoholism or drug dependency is provided under applicable Health and Welfare plans, up to the limits described in the plans.
         3. An Employee shall be granted necessary leave of absence for treatment of drug/alcohol problems contingent upon signing a "Referral Agreement" requiring completion of an approved treatment program.

SECTION 2. WORK RULES


A. All Employees must report to work in a physical condition that will enable them to perform their jobs in a safe and efficient manner. Employees shall not:

         1.    Use,  possess,  dispense  or  receive  alcohol,   intoxicants  or
               controlled substances (drugs) on or at the job site.

         2. Report to work with any measurable amount of a controlled substance, intoxicant or illegal drug in their system.

B. Medication prescribed by a physician is an exception when the physician prescribing medication has released the Employee to work while taking the prescribed medication. However, abuse of prescribed drugs is a violation of this policy.

C. Employees who violate the above work rules shall be subject to appropriate discipline up to and including discharge. It is the intent to encourage and assist Employees in treatment and rehabilitation through the Addiction Recovery Program, as is outlined in this policy.

Section 3. Testing

A. Substance abuse is a disease which is treatable and the object of this policy is rehabilitation and not termination although termination may at times be necessary as otherwise provided in this policy.

B. An Employee whose work performance and/or behavioral conduct indicates that he/she is not in a physical condition that would permit the Employee to perform a job safely and efficiently will be subject to submitting to a urine, blood or breathalyzer test to determine the presence of alcohol or drugs in the body. Provided:

         1. BEPEX has reasonable grounds to believe that the Employee is under the influence of or impaired by alcohol or drugs. Reasonable grounds include abnormal coordination, appearance, behavior, speech or odor. It can also include work performance, safety and attendance problems.

         2. The supervisor's reasonable grounds must be confirmed by another management representative in conjunction with a representative of the Union, which may be the Business Representative or Shop Steward if immediately available.

         3. The Employee will be provided with an opportunity to explain his/her conduct at the time of confirmation to the Representatives, including the Union Representative, set forth in 2, above.

C. Employees who are directly or indirectly involved in an accident involving property damage or injury which requires medical care are subject to submitting to a blood, urine or breatholyzer test, if reasonable cause exists. The innocent victims of an accident will not be subject to a test unless reasonable cause exists.

D. Employees required to take a test will be placed on an unpaid leave of absence pending receipt of the test results.

         1. If test results are negative, absent time will be paid by the COMPANY.

E. Failure to submit to a test as required above will be grounds for termination. Employees who feel that they have a legitimate grievance must still submit to the test and then file a grievance in accordance with Article XVI Section 2 Grievance Procedure of this Agreement. If the Employee voluntarily consents to obtaining assistance through the Addiction Recovery Program and immediately enters into a written
         Referral Agreement the test may be waived upon agreement by the COMPANY.

F. The COMPANY shall select reputable facilities for base testing and confirmatory testing at the COMPANY'S expense. The facility for confirmatory testing must meet all standards required by law and/or set by State or Federal Health Agencies for laboratory performance and they must employ certified Medical Toxicologists and technicians. The UNION will be provided with the testing facilities' names, addresses and credentials if requested. The UNION retains the right to demand a change in the test procedure, or test facility based on reliable information which disproves the accuracy or quality of either. The UNION also retains the right to request a change in test procedure or test facility when a reasonable and superior alternative to either is available.

G.       The UNION will have the opportunity to review the testing procedure.

H. All samples which test positive will be confirmed using a gas chromatography/mass spectrometry test or a superior or equally reliable test if same becomes reasonably available.

I. None of the testing procedures are intended to be in violation of the law, and if they are, they shall be eliminated without voiding other parts of this policy.

Section 4. Referral Agreement

A. It is the intent of the COMPANY and the UNION, to prevent and correct problems associated with drug and alcohol through the ARP in order to avoid situations which could occur which may result in disciplinary action. Therefore, an Employee who voluntarily enters the ARP or has a positive result on a test may have disciplinary action withheld pending satisfactory completion of the Referral Agreement requirements.

B. The terms of the disciplinary action will be set forth in a written Referral Agreement entered into between the Employee, the UNION, ARP and the COMPANY. When reviewing the written agreement, the disciplinary action will be abated for an Employee who satisfactorily completes the treatment program prescribed by the ARP counselor and who meets the terms and conditions of the written Referral Agreement.

C. An Employee who fails to cooperate, abandons or does not complete the treatment program prescribed by ARP counseling or who fails to live up to the terms and conditions of the Referral Agreement will receive the previously withheld discipline. However, before the disciplinary action is imposed, the COMPANY and the UNION will attempt to counsel the Employee into completing the treatment program.

D. Whether an Employee volunteers to participate in the ARP or is required to participate as a condition of continued employment, that Employee shall continue to be subject to the same rules, working conditions and disciplinary procedures in effect for other Employees, i.e., Employees cannot escape discipline for future infractions by being enrolled in the ARP.

E. In order to ensure confidentiality in the ARP program, the COMPANY shall designate a Management Employee as the Employee Assistance Representative for the COMPANY. This individual shall be the sole representative of the COMPANY in possession of the Employee ARP information.

F. Whenever Owner or Awarding Agency specifications require the COMPANY to provide a drug-free work place, such additional requirements may be incorporated herein upon mutual agreement of the UNION and the COMPANY.